Exhibit 10.17

THE NOTES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED FROM TIME TO TIME, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AS IN EFFECT FROM TIME TO TIME (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS OF THE UNITED STATES, OR THE SECURITIES LAW OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY STATE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS AND THE RESPECTIVE RULES AND REGULATIONS THEREUNDER.

DEFINITIVE CERTIFICATE

FOR THE CONVERTIBLE NOTES

AMOUNT: US$5,000,000	CERTIFICATE NUMBER: 002

AURORA MOBILE LIMITED

(incorporated in the Cayman Islands with limited liability)

(the “Issuer”)

US$35,000,000 ZERO COUPON NON-GUARANTEED AND UNSECURED CONVERTIBLE

NOTES DUE 2021 CONVERTIBLE INTO COMMON SHARES OF THE ISSUER

This is to certify that MANDRA IBASE LIMITED is the registered holder of US$5,000,000 in principal amount of the US$35,000,000 zero coupon non-guaranteed and unsecured convertible notes due 2021 (the “Notes”) issued pursuant to the Subscription Agreement. The Note or Notes in respect of which this Certificate is issued are issued in registered form, without coupons attached and form part of a series designated as specified in the title of the Issuer. Words and expressions defined in the Conditions shall, unless the context otherwise requires, have the same meaning in this Certificate.

For value received, the Issuer promises to pay the person who appears at the relevant time on the Register as the holder of the Notes in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Notes and otherwise to comply with the terms and conditions (the “Conditions”) attached hereto. The Notes in respect of which this Certificate is issued are subject to, and have the benefit of, the Conditions, all of which shall be binding on the Issuer and the Noteholders and all persons claiming through them respectively.

The Notes constitute direct, senior, unsubordinated, unconditional, non-guaranteed and unsecured obligations of the Issuer. The Notes in respect of which this Certificate is issued are convertible into fully-paid common shares with a current par value of US$0.0001 each of the Issuer subject to and in accordance with the Conditions.

The Issuer covenants with the Noteholders to duly perform and observe the obligations on its part contained in the Notes with the intent that the Notes shall enure for the benefit of the Noteholders, each of whom may sue on its own behalf for the performance or observance of the provisions of the Notes.

The statements set forth in the legend above are an integral part of the Note or Notes in respect of which this Certificate is issued and by acceptance thereof each holder agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Certificate is evidence of entitlement only. Title to the Notes passes only on due registration on the Register and only the duly registered Noteholder is entitled to payments on the Notes in respect of which this Certificate is issued.

This Certificate shall not be valid for any purpose until executed by the Issuer and authenticated by the Registrar.

This Certificate is governed by, and shall be construed in accordance with, the laws of the Hong Kong Special Administrative Region.

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IN WITNESS WHEREOF this Certificate has been executed as a deed poll by the Issuer and is intended to be and is hereby delivered by it as a deed on April 17, 2018.

EXECUTED AS A DEED by	)

AURORA MOBILE LIMITED	)

in the presence of:	)	/s/ LUO Weidong

Director

/s/ CHEN Guangyan
Witness signature

Name: CHEN Guangyan

Address: Floor 3, Block 7, Zhiheng Industrial Park, Hubinzhong Road, Nanshan District, Shenzhen （深圳市南山区南头关口二路智恒战略性新兴产业园7栋501）

CERTIFICATE OF AUTHENTICATION

This Certificate is authenticated by or on behalf of
Harneys Fiduciary (Cayman) Limited as Registrar
(without warranty, recourse or liability)

By:

Authorized Signatory
For the purposes of authentication only

[Signature page to Convertible Note Certificate]

TERMS AND CONDITIONS

The issue of aggregate principal amount of US$35,000,000 zero coupon non-guaranteed and unsecured convertible notes due 2021 (the “Notes”) of the Issuer on April 17, 2018 (the “Issue Date”) and the right of conversion into Shares was authorized by resolutions of the board of directors of the Issuer on April 12, 2018.

1.	STATUS

The Notes constitute direct, senior, unsubordinated, unconditional, non-guaranteed and unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference or priority among themselves, and equally with all other existing and future unsecured and unsubordinated obligations of the Issuer but, in the event of a winding up, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

2.	FORM, DENOMINATION AND TITLE

2.1.	Form

The Notes are issued in registered form, without coupons attached, in the denomination of US$1,000,000 and higher integral multiples of US$1 (an “Authorized Denomination”). A note certificate (each a “Certificate”) will be issued to each Noteholder in respect of its entire holding of Notes. Each Certificate will be numbered serially with a certificate number which will be recorded on the relevant Certificate and in the register of Noteholders (the “Register”) which the Issuer will procure to be kept by the Registrar.

2.2.	Title

Title to the Notes will pass only by transfer and registration in the Register as described in Condition 3 (Transfer of Notes; Issue of Certificates). The holder of any Note will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these terms and conditions (these “Conditions”), “Noteholder” and (in relation to a Note) “holder” means the person in whose name a Note is registered.

3.	TRANSFERS OF NOTES; ISSUE OF CERTIFICATES

3.1.	Register

(a)	The Issuer will cause the Register to be kept by Harneys Fiduciary (Cayman) Limited (the “Registrar”) at its specified office outside of Hong Kong and Singapore (currently at, P.O. Box 10240, 4th Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman, KY1-1002, Cayman Islands and, upon any change to such specified office, subject to paragraph (b) below, the Issuer shall promptly give notice in writing to the Noteholders in accordance with Condition 15 (Notices) and the term “specified office” in respect of the Registrar shall be construed accordingly) on which shall be entered in respect of each holder (a) its name and address; (b) the details of its Registered Account; (c) the electronic mail address, telephone and facsimile numbers of the relevant contact persons for such holder; (d) the names of its authorized signatories, and (e) the particulars of the Notes held by it and the details of all transfers of the Notes. A Noteholder may change such details by notice to the Issuer.

(b)	The Issuer reserves the right at any time to vary or terminate the appointment of any Registrar and appoint a replacement Registrar provided that it will maintain a Registrar with a specified office outside Hong Kong and Singapore. Notice of any changes in the Registrar or its specified offices will promptly be given by the Issuer to the Noteholders.

(c)	Each Noteholder shall be entitled to receive only one Certificate in respect of its entire holding of Notes.

(d)	Any Noteholder may request for a copy of the names and addresses of the Noteholders and the aggregate principal amount of Notes outstanding for each Noteholder as set forth in the Register and within two Business Days of receipt by the Issuer of such request, a copy of the Register shall be made available for collection at the specified office of the Issuer (currently at Harneys Fiduciary (Cayman) Limited, P.O. Box 10240, 4th Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman, KY1-1002, Cayman Islands and, upon any change to such specified office, the Issuer shall promptly give notice in writing to the Noteholders in accordance with Condition 15 (Notices) and the term “specified office” in respect of the Issuer shall be construed accordingly) or, if so requested by the Noteholder, be sent by courier at the risk of the Noteholder entitled (but free of charge to the holder and at the Issuer’s expense).

3.2.	Transfer

(a)	Subject to this Condition 3.2, a Noteholder may transfer any and all Notes to any person at any time and from time to time.

(b)	The Notes may not, without the written consent of the Issuer, be transferred by any Noteholder to any person, except for transfers to an Affiliate of such Noteholder in compliance with Condition 3.6 (Regulations), provided however, that any Notes which have not been redeemed and repaid in full (including outstanding principal, interest, if any, and any other amounts payable under the Finance Documents) on or prior to the date falling 30 days following (i) the date of issue of a Put Notice by a Noteholder, (ii) the date of issue of a Default Redemption Notice by the Majority Noteholders or a Noteholder, as applicable, to the Issuer in accordance with Condition 11 (Events of Default) or (iii) the Maturity Date, shall be freely transferrable by the relevant Noteholder(s).

(c)	Subject to the preceding paragraph and Conditions 3.5 (Closed Periods) and 3.6 (Regulations), any transfer or exchange of a Note may be effected in an Authorized Denomination by delivery of the Certificate issued in respect of that Note and the form of transfer as set out in Exhibit A (Form of Transfer) duly completed and signed by the transferor or its attorney duly authorized in writing, to the specified office of the Issuer. Subject to these Conditions, the Registrar shall promptly, and in any event within five Business Days of receipt of the foregoing documents, register such transfer outside of Hong Kong and Singapore upon compliance with the foregoing provision. No transfer of a Note will be valid unless and until entered on the Register.

3.3.	Delivery of New Certificates

(a)	Each new Certificate to be issued upon a transfer or exchange of Notes will, within five Business Days of receipt by the Issuer of the original Certificate and the form of transfer duly completed and signed, be issued by the Registrar (outside of Hong Kong and Singapore) and made available for collection at the specified office of the Issuer or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Notes (but free of charge to the holder and at the Issuer’s expense) to the address specified in the form of transfer.

(b)	Where only some of the Notes in respect of which a Certificate is issued is to be transferred, exchanged, converted, redeemed or repurchased, a new Certificate in respect of the Notes not so transferred, exchanged, converted, redeemed or repurchased will, within five Business Days of delivery of the original Certificate to the Issuer, be issued by the Registrar (outside of Hong Kong and Singapore) and made available for collection at the specified office of the Issuer or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Notes not so transferred, exchanged, converted, redeemed or repurchased (but free of charge to the holder and at the Issuer’s expense) to the address of such holder appearing on the Register.

3.4.	Formalities Free of Charge

Registration of a transfer of Notes and issuance of new Certificates will be effected without charge by the Issuer, but subject to payment (or the giving of such indemnity as the Issuer or Registrar may reasonably require) in respect of any Tax, duties or other governmental charges which may be imposed in relation to such transfer, and the Issuer and Registrar being reasonably satisfied that the regulations concerning transfers of Notes have been complied with.

3.5.	Closed Periods

No Noteholder may require the transfer of a Note to be registered (a) during the period of seven days ending on (and including) the dates for payment of any outstanding principal pursuant to the Conditions; or (b) after a Conversion Notice has been delivered with respect to a Note, each such period is a “Closed Period”.

3.6.	Regulations

All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning transfer of Notes scheduled to this Certificate as Exhibit B (Regulations Concerning the Transfer and Registration of Notes). A copy of the current regulations will be mailed (free of charge and at the expense of the Issuer) by the Issuer to any Noteholder upon request.

4.	SECURITY AND GUARANTEE

The obligations of the Issuer under the Transaction Documents, including, without limitation, the obligations of the Issuer under the Notes, are not guaranteed and are unsecured.

5.	INTEREST

5.1.	Zero coupon

Subject to Condition 5.2 (Interest), the Notes are non-interest bearing Notes.

5.2.	Interest

The Notes shall not bear or accrue any interest, except if (a) the Issuer fails to pay any amount payable by it under a Finance Document on its due date or (b) any other Event of Default (excluding the occurrence of an Event of Default pursuant to paragraph (a)(xx) of Condition 11 (Events of Default)) occurs and the Majority Noteholders have exercised their rights under paragraph (a) of Condition 11 (Events of Default), excluding in each case (i) any non-payment arising from the No QIPO Event or the Put Date in respect of which returns shall be calculated in accordance with Condition 8.2 (Redemption for No QIPO at the Option of Noteholders) and (ii) any non-payment arising from a No Share Delivery Event in respect of which returns shall be calculated in accordance with Condition 8.3 (Redemption Amount for No Share Delivery Event), then interest shall be payable by the Issuer on the aggregate outstanding principal amount of the Notes and interest shall accrue and be calculated on the aggregate outstanding principal amount of the Notes from (and including) the Issue Date to (and including) the date of actual receipt (both before and after court judgment) at a simple interest rate of 15 per cent. per annum, and any payment to the Noteholders of all or any part of the outstanding principal amount of the Notes shall be made together with accrued but unpaid interest on the amount prepaid (and such accrued but unpaid interest shall be paid by the Issuer to the Noteholders at such time). For avoidance of doubt, if the Majority Noteholders have exercised their rights under paragraph (a) of Condition 11 (Events of Default) as a result of the occurrence of an Event of Default pursuant to paragraph (a)(xx) of Condition 11 (Events of Default)), then the Issuer shall redeem each Note at its then outstanding principal amount without paying any interest.

5.3.	Calculation of interest

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

6.	CONVERSION

6.1.	Conversion Right

(a)	Conversion Period

(i)	Subject as provided in the Conditions, each Note shall entitle the holder to convert the principal amount of such Note in whole or in part and from time to time into Shares credited as fully-paid, non-assessable and free from encumbrances at any time during the Conversion Period (the “Conversion Right”).

(ii)	Subject to and upon compliance with the Conditions, the Conversion Right in respect of a Note may be exercised, at the option of the holder thereof, at any time and from time to time after the Issue Date up to the close of business (at the place where the Certificate evidencing such Note is deposited for conversion) on the date falling seven days prior to the Maturity Date (but in no event thereafter) (the “Conversion Period”).

(iii)	A Conversion Right may not be exercised in respect of a Note (A) where the holder shall have exercised its right to require the Issuer to redeem or repurchase such Note pursuant to Condition 8.2 (Redemption for No QIPO at the Option of Noteholders) or (B) following the giving of notice by the Majority Noteholders pursuant to Condition 11 (Events of Default).

(iv)	The number of Shares to be issued on exercise of a Conversion Right will be determined by dividing the US dollar principal amount of the Notes specified to be converted by the Conversion Price in effect on the relevant Conversion Date. A Conversion Right may be exercised in respect of one or more Notes. If more than one Note held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate US dollar principal amount of the Notes specified to be converted.

(b)	Fractions of Shares

Fractions of Shares will not be issued on exercise of a Conversion Right. However, if the Conversion Right in respect of more than one Note is exercised at any one time such that Shares to be issued on conversion are to be registered in the same name, the number of such Shares to be issued in respect thereof shall be calculated on the basis of the aggregate principal amount of such Notes specified to be so converted and rounded down to the nearest whole number of Shares. Notwithstanding the foregoing, the Issuer will upon conversion of any Note pay in cash in US dollars a sum equal to such portion of the principal amount of the Note or Notes evidenced by the Certificate deposited in connection with the exercise of Conversion Rights, aggregated as provided in paragraph (a) of Condition 6.1 (Conversion Right), as corresponds to any fraction of a Share not issued if such sum exceeds US$1.00. Any such sum shall be paid not later than five Business Days after the relevant Conversion Date by transfer to a US dollar account maintained by the payee in accordance with instructions given by the relevant Noteholder in the Conversion Notice.

(c)	Conversion Price

(i)	The price at which Shares will be issued upon conversion, as adjusted from time to time (the “Conversion Price”) will initially be US$11.7612 per Share, but will be subject to adjustment in the manner provided in Condition 6.3 (Adjustments to Conversion Price).

(ii)	Upon any adjustment in the Conversion Price pursuant to Condition 6.3 (Adjustments to Conversion Price), the Issuer shall within a reasonable period (not to exceed 10 Business Days) following such adjustment deliver to each holder of the Notes a certificate, duly signed by the chief financial officer of the Issuer, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price in effect immediately following such adjustment.

(d)	Meaning of “Shares”

As used in these Conditions, the expression “Shares” means common shares of a par value of US$0.0001 each of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, or such other shares of the Issuer into which those shares are converted in connection with an IPO or a QIPO, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer.

(e)	Voting

Noteholders shall have no voting rights as a shareholder of the Issuer until the Notes are converted into the Shares of the Issuer in accordance with these Conditions.

6.2.	Conversion Procedure

(a)	Conversion Notice

(i)	To exercise the Conversion Right attaching to any Note, the holder thereof must complete, execute and deliver at his own expense during normal business hours at the specified office of the Issuer a duly completed and signed notice of conversion (a “Conversion Notice”) in the form scheduled to this Certificate as Exhibit C (Form of Conversion Notice), together with the relevant Certificate. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Issuer is located.

(ii)	If such delivery is made after the end of normal business hours or on a day which is not a business day in the place of the specified office of the Issuer, such delivery shall be deemed for all purposes of these Conditions to have been made on the next immediately following business day.

(iii)	Conversion Rights may be exercised in respect of the principal amount represented by a Note in whole or in part but may only be exercised in one or more Authorized Denomination(s).

(iv)	The conversion date in respect of a Note as specified in the Conversion Notice (the “Conversion Date”) must fall at a time when the Conversion Right attaching to that Note is expressed in these Conditions to be exercisable and will be deemed to be the Business Day immediately following the date of the surrender of the Certificate in respect of such Note and delivery of such Conversion Notice to the Issuer and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right.

(v)	A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents in writing to such withdrawal, in which case, the Conversion Right attaching to such Note shall revive and the Note will remain outstanding.

(b)	Taxes etc.

A Noteholder exercising Conversion Rights must pay directly to the relevant authorities any Taxes arising on such exercise (other than any Taxes payable in the Cayman Islands, if any, and in the place of the Relevant Stock Exchange at the relevant time by the Issuer in respect of the deposit of Certificates for the conversion of Notes, the allotment and issue and delivery of Shares following such deposit and the listing and admission to trading of such Shares on the Relevant Stock Exchange on conversion, which, in each case, shall be payable by the Issuer) and such Noteholder must pay all, if any, Taxes arising by reference to any disposal or deemed disposal of a Note in connection with such conversion. The Issuer will pay all other expenses arising on the issue of Shares on conversion of Notes (including all expenses in respect of the listing and admission to trading of such Shares on the Relevant Stock Exchange) and all charges of the share transfer agent for the Shares. The Noteholder (and, if applicable, the person other than the Noteholder to whom the Shares are to be issued) must provide the Issuer with confirmation of payment to the relevant tax authorities in settlement of Taxes payable by it pursuant to this paragraph (b).

(c)	Registration

(i)	Upon exercise by a Noteholder of its Conversion Right and compliance with paragraphs (a) and (b) of Condition 6.2 (Conversion Procedure), the Issuer will, as soon as practicable and in any event not later than five Business Days after the Conversion Date, register the person or persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Shares in the Issuer’s register of members and will, if the relevant Noteholder has also requested in the Conversion Notice and to the extent that the Shares are cleared and settled through a clearing system, take all necessary action to procure that the Shares are delivered in dematerialized format through the relevant clearing system or make such certificate or certificates available for collection at the office of the Issuer’s share registrar notified to Noteholders in accordance with Condition 15 (Notices) or, if so requested in the relevant Conversion Notice, will cause the Issuer’s share registrar to mail (at the risk, and, if sent at the request of the relevant Noteholder otherwise than by ordinary mail, at the expense, of the relevant Noteholder and any person to whom such certificate or certificates are sent) such certificate or certificates to the person and at the place specified in the Conversion Notice, together (in any case) with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof. A single share certificate will be issued in respect of all Shares issued on conversion of Notes subject to the same Conversion Notice and which are to be registered in the same name.

(ii)	If the Conversion Date in relation to the conversion of any Note shall be after the record date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Conversion Price pursuant to Condition 6.3 (Adjustments to Conversion Price) but before the relevant adjustment becomes effective under the relevant Condition (a “Retroactive Adjustment”), then upon the relevant adjustment becoming effective, the Issuer shall issue to the converting Noteholder or a Qualifying Affiliate (or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations)) such additional number of Shares (“Additional Shares”) as is, together with Shares to be issued on conversion of the Note(s), equal to the number of Shares which would have been required to be issued on conversion of such Note if the relevant adjustment to the Conversion Price had been made and become effective on or immediately after the relevant record date and in such event and in respect of such Additional Shares references in this paragraph (c) of Condition 6.2 (Conversion Procedure) to the Conversion Date shall be deemed to refer to the date upon which the Retroactive Adjustment becomes effective (notwithstanding that the date upon which it becomes effective falls after the end of the Conversion Period).

(iii)	The person or persons specified for that purpose in the Conversion Notice will become the holder of record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the Issuer’s register of members (the “Registration Date”). The Shares issued upon exercise of Conversion Rights will be fully-paid, non-assessable and free from encumbrances and in all respects rank pari passu with the fully-paid Shares in issue on the relevant Registration Date and except that such Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record or other due date for the establishment of entitlement for which falls prior to the relevant Registration Date.

(iv)	If the record date for the payment of any dividend or other distribution in respect of the Shares is on or after the Conversion Date in respect of any Note, but before the Registration Date (disregarding any Retroactive Adjustment of the Conversion Price referred to in paragraph (iii) above prior to the time such Retroactive Adjustment shall have become effective), the Issuer will calculate and pay to the converting Noteholder or his designee an amount in US dollars (or, if such amount is not in US dollars, translated into US dollars at the Spot Rate of Exchange) equal to the fair market value of such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record, as determined by the board of directors of the Issuer acting reasonably and in good faith, and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than five Business Days thereafter. Any such amount shall be paid by transfer to a US dollar account maintained by the payee, in accordance with the instructions given by the relevant Noteholder in the relevant Conversion Notice.

6.3.	Adjustments to Conversion Price

The Conversion Price, and the number and type of securities to be received upon conversion of the Note or Notes is subject to adjustment from time to time as follows:

(a)	Dividend, Subdivision, Combination or Share Split of Shares or Equity Interests

In the event that the Issuer shall at any time or from time to time, prior to conversion of all outstanding Notes:

(i)	pay a dividend, or make a distribution on the outstanding Shares or any Equity Interests, payable in Shares or Equity Interests;

(ii)	subdivide or split the outstanding Equity Interests into a larger number of Equity Interests;

(iii)	combine or consolidate the outstanding Equity Interests into a smaller number of Equity Interests; or

(iv)	any reclassification of the Shares (other than as a result of a share dividend, subdivision or consolidation) occurs, then:

(A)	in the case of an event under paragraphs (i) or (ii) above, the Conversion Price then in effect shall, concurrently with the payment of such dividend or distribution or with the effectiveness of such subdivision or split, be proportionately decreased;

(B)	in the case of an event under paragraph (iii) above, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased; and

(C)	in the case of an event under paragraph (iv) above, provision shall be made so that upon conversion of the Notes, the holder thereof shall receive the kind and amount of shares and other securities and property which such holder would have received in connection with such event had the Notes been converted into the Shares immediately prior to such event.

(b)	Issuance of Shares or Equity Interests below Conversion Price

(i)	If the Issuer shall, at any time prior to the completion of an IPO or conversion of all outstanding Notes, whichever is earlier, issue any Shares or Equity Interests (other than any Shares or Equity Interests issued as part of the IPO itself) at an Issue Price that is less than the Conversion Price in effect immediately prior to such issuance, then the Conversion Price then in effect shall be adjusted as follows:

ACP = CP * (OS + (NP/CP)) ÷ (OS + NS)

Where:

“ACP”	=	the adjusted Conversion Price;

“CP”	=	the Conversion Price in effect immediately prior to the issuance of the new Shares or Equity Interests;

“OS”	=	the total number of Shares outstanding immediately prior to the issuance of the new Shares or Equity Interests, calculated on a fully diluted basis;

“NP”	=	the total consideration received for the issuance of the new Shares or Equity Interests;

“NS”	=	the total number of new Shares or Equity Interests issued, calculated on a fully diluted basis; and

“Issue Price”	=	For the purposes of this section, the “Issue Price” of an Equity Interest shall be equal to the quotient of (x) divided by (y), where:

(x) = the aggregate amount of cash and non-cash consideration (the value of which shall be determined pursuant to paragraph (b)(iv) below) paid for such Equity Interest plus, if applicable, any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Equity Interest; and

(y) = the number of Shares as represents such Equity Interest or into or for which such Equity Interest will convert, exchange or exercise,

provided that if there was an adjustment to the Conversion Price pursuant to paragraph (d) of this Condition 6.3 prior to an adjustment pursuant to this paragraph (b) of this Condition 6.3, when calculating the adjusted Conversion Price pursuant to this paragraph (b) of this Condition 6.3, “CP” shall be deemed to be the CP After ESOP.

(ii)	If the terms of any Equity Interest of the Issuer other than the Notes are amended, modified or adjusted in any manner that results in a reduction of the Issue Price of such Equity Interest, the Conversion Price shall be adjusted or further adjusted (as the case may be) in accordance with paragraph (b)(i) of Condition 6.3 (Adjustments to Conversion Price), as if the Issue Price of such Equity Interest after such reduction had been the original Issue Price of such Equity Interest.

(iii)	In case of any merger, amalgamation, arrangement or consolidation of the Issuer or any capital reorganization, reclassification or other change of outstanding Shares (each, a “Transaction”), the rights of the holders of the Notes shall continue to be recognized and not be prejudiced by such Transaction and appropriate provision shall be made therefor in the agreement, if any, relating to such Transaction, and adjustments shall be made in a manner that is as nearly equivalent as may be practicable to the adjustments provided for in Condition 6.3 (Adjustments to Conversion Price). The provisions of this paragraph (iii) shall apply to successive transactions.

(iv)	If at any time any Shares or Equity Interests shall be issued (each, a “Future Subscription”) for cash, the consideration received therefor shall be the aggregate amount of cash received by the Issuer therefor, without any deduction for any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Issuer in connection therewith. In case of a Future Subscription for consideration other than cash, the amount of the consideration other than cash received by the Issuer shall be deemed to be the fair market value of such consideration as determined by the board of directors of the Issuer acting reasonably and in good faith.

(c)	Other Events

In case the Issuer at any time or from time to time, prior to the conversion of all outstanding Notes, shall take any action affecting its Shares similar to or having an effect similar to any of the actions described in any of paragraph (c)(ii) of Condition 6.2 (Conversion Procedure) or paragraphs (a) and (b) of Condition 6.3 (Adjustments to Conversion Price), then the Conversion Price shall be adjusted in such manner as would be equitable in the circumstances.

(d)	Adjustment of Conversion Price upon adoption of ESOP

Upon the Issuer adopting any ESOP after the issuance of the Notes, the Conversion Price in effect immediately prior to such adoption shall be automatically adjusted downwards to a new conversion price (“CP After ESOP”) which results in (i) the percentage of Shares held by each Noteholder on a fully diluted and fully converted basis immediately prior to such adoption of any ESOP being equal to (ii) the percentage of Shares held by each Noteholder on a fully diluted and fully converted basis immediately after such adoption of any ESOP.

7.	PAYMENTS

7.1.	Principal and any other amounts

(a)	Payment of principal, interest and any other amount due in respect of the Notes will be made by transfer to the Registered Account of the Noteholder. Such payment will be made after the relevant Certificate has been surrendered by the relevant Noteholder at the specified office of the Issuer.

(b)	If an amount which is due on the Notes is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

7.2.	Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 9 (Taxation, Set-Off and Counterclaim). No commissions or expenses shall be charged to the Noteholders in respect of such payments.

7.3.	Payment Initiation

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

7.4.	Partial Payments

(a)	If, at any time, the Issuer has insufficient money, funds or resources to discharge all amounts then due and payable to all Noteholders under the Notes, then the Issuer shall pay to each Noteholder at that time an amount equal to the product of (i) the funds available to be applied in payment to the Noteholders and (ii) the aggregate principal amount due and payable to that Noteholder at that time relative to the aggregate principal amount due and payable to all Noteholders at that time.

(b)	If any Noteholder receives a payment for application against amounts due in respect of any Finance Document that is insufficient to discharge all the amounts then due and payable by the Issuer under those Finance Documents, that Noteholder shall apply that payment towards the obligations of the Issuer under the Finance Documents in the following order:

(i)	firstly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(ii)	secondly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iii)	thirdly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(c)	The Majority Noteholders may vary the order set out in paragraphs (b)(i) to (b)(iii) above.

(d)	Paragraphs (a) and (b) above will override any appropriation made by any Group Company.

8.	REDEMPTION, PURCHASE AND CANCELLATION

8.1.	Maturity

Unless previously redeemed, converted or purchased and cancelled as provided herein, the Issuer shall redeem each Note at its outstanding principal amount on the Maturity Date. The Issuer may not redeem the Notes at its option prior to that date.

8.2.	Redemption for No QIPO at the Option of Noteholders

(a)	Following the occurrence of the No QIPO Event, the holder of each Note will have the right at such holder’s option, to require the Issuer to redeem all or some only of such holder’s Notes then outstanding on the Put Date at their principal amount together with an amount that would represent for the relevant Noteholder, as at the date of receipt of all sums due in respect of the Notes by or on behalf of such Noteholder, a total internal rate of return of eight per cent. per annum calculated from (and including) the Issue Date to (and including) the date of receipt of all sums due in respect of the Notes by or on behalf of such Noteholder.

(b)	To exercise such right, the holder of the relevant Note must deliver the Certificate representing such Note to the specified office of the Issuer together with a duly completed and signed notice of exercise in the form scheduled to this Certificate as Exhibit D (Form of Put Notice) (the “Put Notice”).

(c)	A Put Notice, once delivered pursuant to this Condition 8.2, shall be irrevocable and the Issuer shall redeem all Notes the subject of such Put Notice as aforesaid on the Put Date.

8.3.	Redemption Amount for No Share Delivery Event

Following the occurrence of any No Share Delivery Event, the holder of each Note will have the right at such holder’s option, to require the Issuer to redeem the Notes held by it at an amount equal to the higher of (a) the No Share Delivery FMV and (b) an amount equal to the aggregate of (i) the outstanding principal amount of the Notes held by it and (ii) an amount which would give that Noteholder a total internal rate of return of 15 per cent. per annum calculated from (and including) the Issue Date to (and including) the date of receipt of all sums due in respect of the Notes by or on behalf of the Noteholders.

8.4.	Cancellation

All Notes which are redeemed, converted or purchased by the Issuer or any of its Group Companies or Affiliates will forthwith be cancelled. Certificates in respect of all Notes cancelled shall be forwarded to or to the order of the Registrar for destruction and such Notes may not be reissued or resold.

9.	TAXATION, SET-OFF AND COUNTERCLAIM

(a)	All payments made by or on behalf of the Issuer under or in respect of the Notes shall be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future Taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any tax or other authority, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer will pay such additional amounts (the “Additional Tax Amounts”) as will result in the receipt by the Noteholders of such amounts as would have been received by them had no such deduction or withholding been required. References in these Conditions to principal, outstanding principal and interest (if any) shall be deemed also to refer to any additional amounts which may be payable under this Condition.

(b)	All payments to be made by the Issuer under the Notes shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

10.	UNDERTAKINGS

(a)	The undertakings in Exhibit E (Undertakings) (other than those specified in paragraph (b) below) shall remain in full force and effect at all times from (and including) the Issue Date for so long as any amount is outstanding under the Finance Documents.

(b)	Without prejudice to the other Conditions which shall remain in full force and effect at all times while any amount is outstanding under the Finance Documents and any other term or condition under the other Transaction Documents, if (i) at the option of the Issuer, it elects to deliver the Deed of Account Charge to the Noteholders and the Deed of Account Charge has been duly executed between the parties thereto, and (ii) the Issuer has delivered evidence to the Noteholders that a bank account located outside of the PRC has an amount of Cash equal to the Cash Security Amount deposited in such account over which the Account Security has been created, then, in relation to Exhibit E (Undertakings), only paragraphs 1 (Authorizations), 2 (Compliance with Laws), 3 (Taxation), 5 (Pari passu ranking), 6 (Compliance with Transaction Documents), 12 (Amendments), 13 (Corporate Records and Filings), 14 (Information Rights), 15 (Reservation of Shares and the Notes), 16 (Closing of Register of Members) and 17 (New Business Model) of Exhibit E (Undertakings) shall apply for so long as any amount is outstanding under the Finance Documents. For the avoidance of doubt, if, after the operation of this paragraph (b), (A) the Deed of Account Charge ceases to be legal, valid, binding and enforceable in accordance with its terms or (B) the Issuer fails to maintain at all times a bank account located outside of the PRC with an amount of Cash equal to the Cash Security Amount deposited in such account over which the Account Security has been created, then paragraph (a) above will apply until the circumstances identified in sub-paragraphs (A) or (B) above have been remedied.

11.	EVENTS OF DEFAULT

(a)	If any of the following events (each an “Event of Default”) occurs, the Majority Noteholders, in their sole and absolute discretion, may or, with respect to an Event of Default relating to sub-paragraph (a)(ii) below, any Noteholder, in its sole and absolute discretion, may, give notice (any such notice being a “Default Redemption Notice”) to the Issuer that all or any part of the Notes then outstanding (including all or any part of the principal and any other amounts due and payable under the Finance Documents) are, and they shall immediately become, due and repayable:

(i)	Non-Payment: a default is made in the payment on the due date of any amount payable pursuant to the Notes or any other Transaction Document to any Noteholder at the place at and in the currency in which it is expressed to be payable;

(ii)	Failure to deliver Shares: the occurrence of a No Share Delivery Event;

(iii)	Breach of Other Obligations: the Issuer or any other Group Company or any Third Party Obligor does not perform or comply with (x) any of its obligations in these Conditions (other than paragraph (a)(i) (Non-payment) above) or any other Transaction Document (other than the Issuer Articles and the Control Documents) or (y) any of its obligations under the Key Protective Terms in any material respect, provided that no Event of Default will occur under this paragraph (a)(iii) if the failure to perform or comply is capable of remedy and is remedied within 15 days after the earlier of (A) the date on which the Majority Noteholders give notice to the Issuer or relevant Group Company and (B) if the Issuer or any Group Company (or any of their respective directors, officers or employees) intentionally conceals, or otherwise withholds notice of, the occurrence of any Default from any Noteholder, the date on which the Issuer or any other Group Company becomes aware of such failure to perform or comply;

(iv)	Misrepresentation: any representation, warranty, certification or statement made or deemed to be made (and for the purposes of this paragraph, it shall only be deemed to be made if it is so specified under any Transaction Document) by or on behalf of the Issuer or any other Group Company or any Third Party Obligor in these Conditions, any other Transaction Document or any other document delivered by or on behalf of any such person under or in connection with any Transaction Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made (any such representation, warranty, certification or statement being incorrect or misleading in any material respect when made or deemed to be made being a “Misrepresentation”), provided that no Event of Default will occur under this paragraph (a)(iv) if such Misrepresentation is capable of remedy and is remedied within 15 days after the earlier of (A) the date on which the Majority Noteholders give notice to the Issuer or relevant Group Company and (B) if the Issuer or any Group Company (or any of their respective directors, officers or employees) intentionally conceals, or otherwise withholds notice of, any Misrepresentation from any Noteholder, the date on which the Issuer or any other Group Company becomes aware of such Misrepresentation;

(v)	Cross-Default: (A) any Borrowings of the Issuer or any other Group Company is not paid when due nor within any originally applicable grace period, (B) any Borrowings of the Issuer or any other Group Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described); (C) any commitment for any Borrowings of the Issuer or any other Group Company is cancelled or suspended by a creditor of the Issuer or any other Group Company as a result of an event of default (however described); (D) any creditor of the Issuer or any other Group Company becomes entitled to declare any Borrowings of the Issuer or any other Group Company due and payable prior to its specified maturity as a result of an event of default (however described); (E) the occurrence of any Liquidation Event; or (F) any delivery of any Redemption Notice under the Issuer Articles or any redemption of any Existing Preference Share (except for a redemption made in relation to paragraphs (a) or (e) of the definition of Permitted Distribution), provided that no Event of Default will occur under sub-paragraphs (A) to (D) of this paragraph (a)(v) if the aggregate amount of Borrowings or commitment for Borrowings falling within sub-paragraphs (A) to (D) above is less than US$1,000,000 (or its equivalent in any other currency or currencies);

(vi)	Winding-up: an order is made or an effective resolution passed for the winding-up or judicial management or dissolution or administration of the Issuer or any other Group Company;

(vii)	Insolvency: (A) The Issuer or any other Group Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. (B) The value of the assets of the Issuer or any other Group Company is less than its liabilities (taking into account contingent and prospective liabilities). (C) A moratorium is declared in respect of any indebtedness of the Issuer or any other Group Company;

(viii)	Insolvency proceedings: any corporate action, legal proceedings or other procedure or step is taken in relation to: (A) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise, in each case being a step in an insolvency proceeding however described) or bankruptcy order of the Issuer or any other Group Company; (B) a composition, compromise, assignment or arrangement with any creditor of the Issuer or any other Group Company; (C) the appointment of a liquidator, receiver, administrative receiver, administrator, judicial manager, compulsory manager, bankruptcy trustee or other similar officer in respect of the Issuer or any other Group Company or any of their respective assets; or (D) enforcement of any Security over any assets of the Issuer or any other Group Company, or any analogous procedure or step is taken in any jurisdiction;

(ix)	Enforcement Proceedings: any distress, sequestration, expropriation, attachment, execution, seizure before judgment is levied, enforced or sued out on or against or any analogous process in any jurisdiction affects any part of the property, assets or revenues of the Issuer or any other Group Company;

(x)	Control Documents: (A) Any material breach of any Control Document, or any material adverse change in the regulatory environment, under which circumstance any Control Document is or becomes invalid, illegal or unenforceable and, within 90 days after the Majority Noteholders have served a notice informing the Issuer of such change, no appropriate substitute mechanism reasonably acceptable to the Majority Noteholders has been agreed to achieve the purpose of the consolidation of the financial statements of Opco into those of the Issuer under the generally accepted accounting principles of the United States of America, or (B) any Control Document is amended, varied, novated, supplemented, superseded, waived or terminated in a manner which will have or could reasonably be expected to have a Material Adverse Effect or result in the financial statements of the Opco not being capable of being consolidated into those of the Issuer under the Accounting Principles;

(xi)	Unlawfulness and invalidity: (A) it is or becomes unlawful for the Issuer or any other Group Company or any Third Party Obligor to perform any of its obligations under any Transaction Document (including any payment or conversion obligations) or the Protective Terms or any subordination created under any subordination agreement is or becomes unlawful. (B) Any obligation or obligations of the Issuer or any other Group Company or any Third Party Obligor under any Transaction Document (including any payment or conversion obligations) or the Protective Terms is not or ceases to be legal, valid, binding or enforceable. (C) Any Transaction Document or the Protective Terms ceases to be in full force and effect or any subordination created under any subordination agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Noteholders and the holders of the Existing Preference Shares) to be ineffective;

(xii)	Cessation of business: the Issuer or any other Group Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business;

(xiii)	Audit qualification: the auditors of the Group qualify (A) the audited annual consolidated financial statements of the Issuer or any other Group Company or (B) the audited annual stand-alone financial statements of the Issuer or any other Group Company;

(xiv)	Change of Control: the occurrence of a Change of Control;

(xv)	Nationalization or Compulsory Acquisition: the authority or ability of the Issuer or any other Group Company to conduct its business is limited or wholly or substantially curtailed by any seizure, compulsory acquisition, expropriation, nationalization, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to the Issuer or any other Group Company or any of their respective assets;

(xvi)	Repudiation: the Issuer or any other Group Company or any Third Party Obligor rescinds or repudiates (or purports to rescind or repudiate) a Transaction Document or an Existing Preference Share Document or evidences an intention to rescind or repudiate a Transaction Document or an Existing Preference Share Document;

(xvii)	Litigation: any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to any Transaction Document or the transactions contemplated in any Transaction Document or against the Issuer or any other Group Company or any Third Party Obligor or any of their respective assets (or against the directors of the Issuer or any other Group Company or any Third Party Obligor) which has or could reasonably be expected to have a Material Adverse Effect;

(xviii)	Final judgment: a final judgment or judgments for the payment of money rendered against the Issuer and/or the other Group Companies which individually or collectively has or could reasonably be expected to have a Material Adverse Effect;

(xix)	Loss of Licenses: any license required by the Issuer or any other Group Company to carry on its core business is amended, modified, reviewed, revised or terminated (and not renewed within 30 Business Days of the date of such termination) in a manner or to an extent which has or could reasonably be expected to have a Material Adverse Effect; or

(xx)	Material adverse change: any other event or circumstance occurs which has or could reasonably be expected to have a Material Adverse Effect.

(b)	If a Default occurs, the Issuer shall immediately notify the Noteholders in accordance with Condition 15 (Notices).

12.	ENFORCEMENT

At any time after the Notes have become due and repayable, Majority Noteholders may, at their sole and absolute discretion and without further notice, take such actions or proceedings as it may think fit to enforce repayment of the Notes and to enforce the provisions of these Conditions and the Transactions Documents. The Majority Noteholders shall not be required to have regard to the interests of the Noteholders as a class and shall not have regard to the consequences of such exercise for individual Noteholders.

13.	NOTEHOLDERS’ RESOLUTIONS, AMENDMENTS AND WAIVERS

13.1.	Noteholder Actions

(a)	The Issuer may at any time and shall at the request in writing of persons holding not less than 50 per cent. of the outstanding principal amount of the Notes outstanding at any time convene a meeting of the Noteholders by giving not less than 14 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) thereof to Noteholders which notice shall specify the date, time and place of the meeting and shall specify the nature of the resolutions to be proposed. Such meeting shall have power by a resolution passed by the Majority Noteholders to, among other things, sanction any amendment or waiver or compromise or agreement or any arrangement in respect of the rights of the Noteholders against the Issuer, the exchange of the Notes for or the conversion of the Notes into obligations or securities of any other company, to do anything required to be done by resolution and to assent to any amendment or abrogation of the provisions of these Conditions (including all matters in relation to or in connection with the Transaction Documents).

(b)	A resolution signed by the Majority Noteholders shall be as valid and effectual as if it had been passed at a meeting of the Noteholders duly convened and held.

(c)	All resolutions passed at any meeting or resolutions by way of written resolutions or any actions taken by the Majority Noteholders shall be binding on all Noteholders, whether or not they are present or represented at the meeting.

(d)	The provisions governing the conduct of meetings are as set out in Exhibit F (Provisions governing Noteholder Meetings) hereto.

13.2.	Amendment

Any amendment, supplement, variation or modification to the Conditions or any waiver or authorization of any breach by the Issuer or any Group Company of these Conditions may only be effected after being sanctioned by a resolution of the Majority Noteholders (by way of meeting or in writing) and agreed to by the Issuer in writing.

14.	REPLACEMENT OF CERTIFICATES

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar and made available for collection at the specified office of the Issuer upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer and the Registrar may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

15.	NOTICES

(a)	Each notice, demand or other communication given or made under these Conditions shall be in writing in English and delivered or sent to the relevant Party at its address or to its e-mail address set out below (or such other address or e-mail address as the addressee has by five Business Days’ prior written notice specified to the other Party) or, in the case of the Noteholders, in accordance with the details set out in the Register:

Address:

Email:

Attention:

(b)	Any notice, demand or other communication given or made by letter between countries shall be delivered by international commercial overnight delivery service or courier (such as Federal Express or DHL).

(c)	Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered (i) if delivered in person or by messenger, when proof of delivery is obtained by the delivering Party; (ii) if sent by post within the same country, on the third Business Day following posting, and if sent by post to another country, on the seventh Business Day following posting; and (iii) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch.

16.	CURRENCY

US dollars is the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Notes, including damages, and the Issuer shall not be discharged from its obligations under the Notes unless and until the Noteholders have received in full the amounts outstanding under the Notes in US dollars.

17.	SHARING AMONG THE FINANCE PARTIES

17.1.	Payments to Finance Parties

If a Noteholder (a “Recovering Noteholder”) receives or recovers any amount from the Issuer other than in accordance with Condition 7.4 (Partial Payments) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Noteholder shall, within three Business Days, notify details of the receipt or recovery, to the other Noteholders;

(b)	the other Noteholders shall determine whether the receipt or recovery is in excess of the amount the Recovering Noteholder would have been paid had the receipt or recovery been received or made by the Issuer in accordance with Condition 7.4 (Partial Payments), without taking account of any Tax which would be imposed on the Recovering Noteholder in relation to the receipt, recovery or distribution; and

(c)	the Recovering Noteholder shall, within three Business Days of demand by the other Noteholders, pay to the other Noteholders an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the other Noteholders determine may be retained by the Recovering Noteholder as its share of any payment to be made, in accordance with Condition 7.4 (Partial Payments).

17.2.	Redistribution of payments

The other Noteholders (each a “Sharing Noteholder”) shall treat the Sharing Payment as if it had been paid by the Issuer in accordance with Condition 7.4 (Partial Payments) towards the obligations of the Issuer to the Sharing Noteholders.

17.3.	Recovering Noteholder’s rights

On a distribution by a Recovering Noteholder from the Issuer, as between the Issuer and the Recovering Noteholder, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Issuer.

17.4.	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Noteholder becomes repayable and is repaid by that Recovering Noteholder, then:

(a)	each Sharing Noteholder shall, upon request of the Recovering Noteholder, pay to the account of that Recovering Noteholder an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Noteholder for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the Issuer and each relevant Sharing Noteholder, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Issuer.

17.5.	Exceptions

(a)	This Condition 17 shall not apply to the extent that the Recovering Noteholder would not, after making any payment pursuant to this Condition, have a valid and enforceable claim against the Issuer.

(b)	A Recovering Noteholder is not obliged to share with any other Noteholder any amount which the Recovering Noteholder has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Noteholders of the legal or arbitration proceedings; and

(ii)	the other Noteholders had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

18.	DEFINITIONS AND INTERPRETATION

(a)	The definitions set out in Exhibit G (Definitions) shall apply to this Certificate and these Conditions.

(b)	A reference in these Conditions to:

(i)	the Issuer, UA Mobile, KK Mobile, the WFOE, Opco, any Group Company, any Noteholder, or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Issuer and the Majority Noteholders;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(v)	a “Finance Document”, a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document, Transaction Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated (however fundamentally), in accordance with the terms of these Conditions;

(vi)	“guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vii)	“control” in relation to a company, corporation or entity means (A) the ability, power or authority, whether exercised or not, to direct the affairs, business, management and policies of such company, corporation or entity, whether through the ownership of voting securities, by contract or otherwise, (B) the beneficial ownership of more than 50 per cent. of, or the power to direct the vote of more than 50 per cent. of, the votes entitled to be cast at a meeting of the members or shareholders of such company corporation or entity, and/or (C) the power to control the composition of the board of directors or equivalent body of such company, corporation or entity, which percentage of such board of directors or equivalent body is able to control more than 50 per cent. of the voting powers capable of being exercised at such board of directors or equivalent body, and the terms “controlled” and “controlling” have meanings correlative to the foregoing;

(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to whom it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization;

(x)	“costs”, “charges” or “expenses” include any withholding, value added, turnover or similar tax charged in respect thereof;

(xi)	“outstanding” means, in relation to the Notes, all the Notes issued except (A) those which have been redeemed or converted in accordance with these Conditions, (B) those in respect of which the date for redemption or conversion has occurred and the redemption moneys (including any premium and any interest payable under these Conditions after the relevant redemption date) are held by the Issuer and which remain available for payment or Shares in respect of which the Notes have been converted into have not been delivered following surrender of Certificates in respect of the Notes, and (C) those which have been purchased and cancelled (or which are required to be cancelled) as provided in the Conditions;

(xii)	“procure” or “ensure” in relation to those obligations of the Issuer with respect to the Group Companies shall include that of Opco notwithstanding that Opco is not a Subsidiary of the Issuer, and the Issuer shall seek to control Opco through contract or otherwise, and any failure of Opco to comply with the obligations set out under the Notes shall constitute a Default under the Notes and these Conditions;

(xiii)	a Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived;

(xiv)	any statute or statutory provision or stock exchange listing rules include: (A) that statute or provision or listing rules as from time to time amended, re-enacted or consolidated whether before or after the Issue Date; and (B) any subordinate legislation made from time to time under that statute or statutory provision; and

(xv)	a time of day is a reference to Hong Kong time.

(c)	No failure to exercise, nor any delay in exercising, on the part of any Noteholder, any right or remedy under the Transaction Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Transaction Documents. No election to affirm any of the Transaction Documents on the part of any Noteholder shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Transaction Documents are cumulative and not exclusive of any rights or remedies provided by law.

(d)	If, at any time, any provision of the Notes is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

(e)	Headings in these Conditions are included for convenience of reference only and shall not constitute a part of the Notes for any other purpose. The Exhibits to this Certificate form part of this Certificate and shall be construed accordingly.

(f)	Time shall be of the essence of these Notes both as regards any dates, times and periods mentioned and as regards any dates, times and periods which may be substituted for them in accordance with these Conditions or by agreement in writing between the Parties.

(g)	An action, remedy or method of judicial proceedings for the enforcement of rights of creditors include references to the action, remedy or method of judicial proceedings in jurisdictions other than Hong Kong as shall most nearly approximate thereto.

(h)	“US$”, “USD” or “US dollars” means United States dollars, the lawful currency of the time being of the United States of America. “RMB” means the lawful currency of the time being of the PRC.

19.	GOVERNING LAW AND JURISDICTION

19.1.	Governing Law

The Notes and these Conditions are governed by and shall be construed in accordance with the laws of Hong Kong.

19.2.	Arbitration

(a)	Any dispute or claim arising out of or in connection with or relating to the Notes or these Conditions or any other Transaction Document, or the breach, termination or invalidity hereof or thereof (including the validity, scope and enforceability of this arbitration provision) (a “Dispute”), shall be finally resolved by the Issuer and the Noteholders (together, the “Parties” and each a “Party”) by arbitration in Hong Kong, which arbitration shall have its seat in Hong Kong, under the auspices of the HKIAC and in accordance with the Hong Kong International Arbitration Center Administered Arbitration Rules (the “HKIAC Arbitration Rules”) in force when the Notice of Arbitration (as contemplated under the HKIAC Arbitration Rules) is submitted and as may be amended by the rest of this Condition 19.2. For the purpose of such arbitration, there shall be three arbitrators (the “Arbitration Board”). The Majority Noteholders shall select one arbitrator and the Issuer shall select one arbitrator. All selections shall be made within 30 days after the selecting Party gives or receives the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator. If any arbitrator to be appointed by a Party has not been appointed and consented to participate within 30 days after the selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(b)	The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Condition 19.1 (Governing Law). Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

(c)	In order to preserve its rights and remedies, any Party shall be entitled to seek any order for the preservation of property, including any interim injunctive relief, in accordance with applicable law from any court of competent jurisdiction or from the arbitration tribunal pending the final decision or award of the Arbitration Board.

(d)	Without prejudice to Condition 19.4 (Process), each Party irrevocably consents to the service of process, notices or other paper in connection with or in any way arising from the arbitration or the enforcement of any arbitral award, by use of any of the methods and to the addresses set forth for the giving of notices in Condition 15 (Notices). Nothing contained herein shall affect the right of any Party to serve such processes, notices or other papers in any other manner permitted by applicable law.

(e)	The Parties agree to facilitate the arbitration by (i) cooperating in good faith to expedite (to the maximum extent practicable) the conduct of the arbitration, (ii) making available documents, books, records and personnel under their control in accordance with the HKIAC Arbitration Rules, (iii) conducting arbitration hearings to the greatest extent possible on successive Business Days and (iv) using their best efforts to observe the time periods established by the HKIAC Arbitration Rules or by the Arbitration Board for the submission of evidence and briefs.

(f)	The costs and expenses of the arbitration, including the fees of the Arbitration Board, shall be allocated between each Party as the Arbitration Board deems equitable.

(g)	Any award made by the Arbitration Board shall be final and binding on each of the Parties that were parties to the dispute. The Parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Arbitration Board so that there shall be no appeal to any court of law for the award of the Arbitration Board, and a Party shall not challenge or resist the enforcement action taken by any other Party in whose favor an award of the Arbitration Board was given.

19.3.	Consolidation of Disputes

Where Disputes arise under the Notes or these Conditions or any other Transaction Document which, in the reasonable opinion of the first arbitration panel to be appointed in any of the Disputes, are so closely connected that it is expedient for them to be resolved in the same proceedings, that arbitration panel shall have the power to order that the proceedings to resolve that Dispute shall be consolidated with those to resolve any of the other Disputes (whether or not proceedings to resolve those other Disputes have been instituted), provided that no date for exchange of witness statements has been fixed. If the arbitration panel so orders, the parties to each Dispute which is a subject of such order shall be treated as having consented to that Dispute being finally decided:

(a)	by the arbitration panel that ordered the consolidation unless HKIAC decides that the arbitrator would not be suitable or impartial; and

(b)	in accordance with the procedure, at the seat specified in the arbitration clause in the relevant Transaction Document under which the arbitration panel that ordered the consolidation was appointed, save as otherwise agreed by all parties to the consolidated proceedings or, in the absence of such agreement, ordered by the arbitration panel in the consolidated proceedings.

19.4.	Process

The Issuer agrees that the process by which any legal proceedings in Hong Kong are begun may be served on it by being delivered to KK Mobile. If the Issuer ceases to have an agent to accept service of process in Hong Kong, it shall forthwith appoint a further agent in Hong Kong to accept service of process on its behalf in Hong Kong and notify the Noteholders of such appointment, and, failing such appointment within 15 days, the Majority Noteholders shall be entitled to appoint such a person by notice to the Issuer and the other Noteholders (at the Issuer’s expense). Nothing in this Condition 19.4 shall affect the right to serve process in any other manner permitted by law.

EXHIBIT A

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE AND THE OTHER DETAILS REQUIRED UNDER CONDITION 3.1 (REGISTER))

US$[●] principal amount of the Notes in respect of which this Certificate (Certificate No.: [●]) is issued, and all rights in respect thereof.

All payments in respect of the Notes hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank	:

US$ account number	:

For the account of	:

[The transferor hereby requests that a Certificate evidencing the Notes not so transferred be issued in its name and be made available for collection at the specified office of the Issuer / dispatched (at its risk) to the person whose name and address is given below and in the manner specified below in accordance with Condition 3.3 (Delivery of New Certificates).

Name:

Address	:]

Dated	:

Certifying Signature

Name	:

Title	:

Notes:

(a)	A representative of the holder of the Notes should state the capacity in which he signs, e.g. executor.

(b)	The signature of the persons effecting a transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a notary public or in such other manner as the Issuer may require.

(c)	This form of transfer should be dated as of the date it is deposited with the Issuer.

(d)	Transfers of the Notes are subject to the restrictions set out in Condition 3 (Transfers of Notes; Issue of Certificates) and Exhibit B (Regulations Concerning the Transfer and Registration of Notes).

EXHIBIT B

REGULATIONS CONCERNING THE TRANSFER AND REGISTRATION OF NOTES

1.	Each Note shall be in the denomination of US$1,000,000 or higher integral multiples of US$1. Certificates, each evidencing entitlement to one or more Notes, shall be issued in accordance with the Conditions.

2.	The Notes may be transferred subject to Condition 3.2 (Transfer), provided that the transferee shall have agreed in writing to be bound by the terms of the Investors’ Rights Agreement by executing the Deed of Adherence in the form of Schedule 2 attached thereto. The Notes are transferable by execution of the form of transfer on each Certificate endorsed under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of a director or a duly authorized officer in writing. In this Exhibit “transferor” shall where the context permits or requires include joint transferors and be construed accordingly.

3.	The Certificate issued in respect of the Note to be transferred must be delivered for registration to the specified office of the Issuer accompanied by such other evidence (including certificates and/or legal opinions) as the Issuer or the Registrar may reasonably require to prove the title of the transferor or his right to transfer the Note and his identity and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so. The signature of the person effecting a transfer of a Note shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a recognized bank, notary public or in such other manner as the Issuer or the Registrar may reasonably require.

4.	The executors or administrators of a deceased holder of Notes (not being one of several joint holders) and, in the case of the death of one or more of the joint holders, the survivor or survivors of such joint holders, shall be the only persons recognized by the Issuer and the Registrar as having any title to such Notes.

5.	Any person becoming entitled to Notes in consequence of the death or bankruptcy of the holder of such Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer or the Registrar shall reasonably require (including certificates and/or legal opinions), be registered himself as the holder of such Notes or, subject to the preceding paragraphs as to transfer, may transfer such Notes. The Issuer or the Registrar may retain any amount payable upon the Notes to which any person is so entitled until such person shall be so registered or shall duly transfer the Notes.

6.	Unless otherwise requested by him and agreed by the Issuer, a holder of Notes shall be entitled to receive only one Certificate in respect of his holding.

7.	The joint holders of a Note shall be entitled to one Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of the joint holding.

8.	The Issuer and the Registrar shall make no charge to the holders for the registration of any holding of Notes or any transfer of Notes or for the issue of any Certificates or for the delivery of Certificates at the specified office of the Issuer or by uninsured post to the address specified by the holder. If any holder entitled to receive a Certificate wishes to have it delivered to him otherwise than at the specified office of the Issuer, such delivery shall be made upon his written request to the Issuer, at his risk and (except where sent by uninsured post to the address specified by the holder) at his expense.

9.	The Registrar shall within three Business Days of a request to effect a transfer of a Note deliver at the specified office of the Issuer to the transferee or dispatch by mail (at the risk of the transferee) to such address as the transferee may request, a new Certificate in respect of the Note or Notes transferred. In the case of a transfer, exchange, conversion, redemption or purchase of fewer than all the Notes in respect of which a Certificate is issued, a new Certificate in respect of the Notes not transferred, exchanged, converted, redeemed or purchased will be made available for collection at the specified office of the Issuer or, if so requested, be mailed by uninsured mail at the risk of the holder of the Notes not so transferred, exchanged, converted, redeemed or purchased (but free of charge to the holder and at the Issuer’s expense) to the address of such holder appearing on the Register.

10.	Notwithstanding any other provisions of this Certificate, the Issuer shall register the transfer of any Note only upon presentation of an executed and duly completed form of transfer substantially in the form set forth in Exhibit A (Form of Transfer) together with any other documents thereby required pursuant to Condition 3 (Transfer of Notes; Issue of Certificates).

EXHIBIT C

FORM OF CONVERSION NOTICE

AURORA MOBILE LIMITED

US$35,000,000 ZERO COUPON NON-GUARANTEED AND UNSECURED

CONVERTIBLE NOTES DUE 2021

[Date]

To:	Aurora Mobile Limited (the “Issuer”)

Re:	Conversion Notice in relation to the US$35,000,000 Zero Coupon Non-Guaranteed and Unsecured Convertible Notes due 2021 (the “Notes”), constituted by the Certificate issued in respect of the Notes

Dear Sirs,

We, being the holder of Notes in the aggregate principal amount of US$[•] of the Notes, hereby deliver this Conversion Notice pursuant to Condition 6.2 (Conversion Procedure) of the Notes and notify the Issuer of the exercise of the conversion rights set forth in paragraph (a) of Condition 6.1 (Conversion Right) of the Notes to convert [all of the outstanding principal amount of the Notes] [such principal amount of the Notes set out below] at the prevailing Conversion Price set out below. Capitalized terms used herein shall, unless otherwise defined, have the same meanings as given to them in the Certificate and the Conditions.

1.	Total principal amount and certificate numbers of Notes to be converted:

Total principal amount:

Total number of Notes:

Certificate numbers of Notes:

N.B. The certificate numbers of Notes attached need not be in consecutive serial numbers.

2.	Conversion Price on Conversion Date:

3.	Total number of Shares to be issued:

4.	Name(s), address(es) and signature(s) of person(s) in whose name(s) the Shares required to be delivered on conversion are to be registered:

Name:
Address:

Telephone Number:
Fax Number:

5.	I/We hereby request that the Shares be in dematerialized/physical certificate form* and that any certificates together with any other securities, property or cash required to be delivered upon conversion be dispatched (at my/our risk) to the person whose name and address is given below and in the manner specified below:

a. Name of Addressee:
Name:
Address:

Manner of dispatch (if other than by ordinary mail):

b. Relevant Clearing System Account Number (if Shares in dematerialized form)

Account Details:

c. Bank Details (if payment of cash by wire transfer):

Bank:
Address:
Bank Code (SWIFT/ABAN/etc.):
Account no:
Accountholder:

6.	I/We hereby request that a Certificate evidencing the Notes not so converted be issued in our name and be made available for collection at the specified office of the Issuer/ dispatched (at my/our risk) to the person whose name and address is given below and in the manner specified below in accordance with paragraph (b) of Condition 3.3 (Delivery of New Certificates) and paragraph (c) of Condition 6.2 (Conversion Procedure).

Name of Addressee:
Address:

Manner of dispatch (if other than by ordinary mail):

7.	The Certificates representing the Notes converted hereby accompany this Conversion Notice.

*	(Delete as appropriate)

Name:	Date:
Address:
Signature:

Notes:

(i)	This Conversion Notice will be void unless the introductory details, Sections 1, 2, 3, 4, 5 and (if applicable) 6 are completed.

(ii)	Dispatch of share certificates or other securities or property will be made at the risk of the converting Noteholder.

(iii)	If an adjustment contemplated by the terms and conditions of the Notes is required in respect of a conversion of Notes where additional Shares are to be issued, certificates for the additional Shares deliverable pursuant to such adjustment (together with any other securities, property or cash) will be delivered or dispatched in the same manner as for the Shares, other securities, property and cash delivered pursuant to this Conversion Notice.

EXHIBIT D

FORM OF PUT NOTICE

PUT NOTICE

AURORA MOBILE LIMITED

US$35,000,000 ZERO COUPON NON-GUARANTEED AND UNSECURED

CONVERTIBLE NOTES DUE 2021

[Date]

To:	Aurora Mobile Limited (the “Issuer”)

Re:	Put Notice in relation to the US$35,000,000 Zero Coupon Non-Guaranteed and Unsecured Convertible Notes due 2021 (the “Notes”)

By depositing this duly completed Put Notice at the specified office of Aurora Mobile Limited (the “Issuer”) for the Notes, the undersigned holder of such of the Notes as are represented by the Certificate that is surrendered with this Put Notice and referred to below, irrevocably exercises its option to have such Notes, or the principal amount of Notes specified below redeemed on [Specify Put Date] under Condition 8.2 (Redemption for No QIPO at the Option of Noteholders) of the Notes.

This Put Notice relates to Notes in the aggregate principal amount of US$[•], bearing the following certificate numbers: [                                ]. [In addition, [insert any other amounts payable].]

Payment Instructions

Please make payment in respect of the above Notes as follows:

*(a)    by transfer to the registered account of the holder appearing in the Register.

*(b)    by transfer to the following US dollar account:

Bank:
Address:
Bank Code (SWIFT/ABAN/etc.):
Account no:
Accountholder:

*Delete as appropriate

Name:	Date:
Address:
Signature:

EXHIBIT E

UNDERTAKINGS

1.	Authorizations

The Issuer shall (and the Issuer shall ensure that each Group Company will) promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorization required under any law or regulation of a Relevant Jurisdiction to (a) enable it to perform its obligations under the Transaction Documents to which it is a party; (b) ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document to which it is a party; and (c) carry on its business.

2.	Compliance with Laws

(a)	The Issuer shall (and the Issuer shall ensure that each Group Company and each of its Affiliates will) comply in all respects with all applicable laws and regulations to which it may be subject, including applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions Laws).

(b)	The Issuer shall not (and the Issuer shall ensure that each Group Company and their respective Affiliates will not) permit any of its Subsidiaries or Affiliates or any of its or their respective directors, administrators, officers, managers, board of directors (supervisory and management) members, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. official or any other person, in each case, in violation of any Anti-Corruption Laws. In addition, the Issuer shall (and the Issuer shall ensure that each Group Company and each of their Affiliates will) (i) cease all of its or their respective activities, as well as remediate any actions taken by the Issuer, its Subsidiaries or Affiliates, or any of its or their respective directors, administrators, officers, managers, board of directors (supervisory and management) members, employees, independent contractors, representatives or agents in violation of any Anti-Corruption Laws, and (ii) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions Laws.

(c)	The Issuer shall not (and the Issuer shall ensure that each Group Company and their respective Affiliates will not), directly or indirectly use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any person targeted by or subject to any Sanctions Laws.

(d)	The Issuer shall not (and the Issuer shall ensure that each Group Company and their respective Affiliates will not) engage, directly or indirectly, in any other activities that would result in a violation of Sanctions Laws by any person, including any person participating in the transactions contemplated by these Conditions or in any of the other Transaction Documents.

(e)	The Issuer shall (and the Issuer shall ensure that each Group Company will) conduct its operations at all times in compliance with Anti-Money Laundering Laws.

(f)	The Issuer shall (and the Issuer shall ensure that each Group Company will) implement and maintain an adequate anti-corruption compliance policy and training program which is to the satisfaction of the Majority Noteholders.

3.	Taxation

The Issuer shall (and the Issuer shall ensure that each Group Company will) comply with all applicable tax laws, including paying and discharging all Taxes imposed upon it or its assets within the time period allowed without incurring material penalties.

4.	Merger

The Issuer shall not (and the Issuer shall ensure that each Group Company will not) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction which has or could reasonably be expected to have a Material Adverse Effect on any Noteholder.

5.	Pari passu ranking

The Issuer shall (and the Issuer shall ensure that each Group Company will) ensure that at all times any unsecured and unsubordinated claims of the Noteholders against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

6.	Compliance with Transaction Documents

The Issuer shall (and the Issuer shall ensure that each Group Company will) comply with and perform its obligations (or the obligations of the Issuer) under the Notes and the other Transaction Documents.

7.	Negative pledge

(a)	The Issuer shall not (and the Issuer shall ensure that each Group Company will not) create or permit to subsist any Security over any of its assets.

(b)	The Issuer shall not (and the Issuer shall ensure that each Group Company will not):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any Group Company;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is Permitted Security.

8.	Loans or credit

The Issuer shall not (and the Issuer shall ensure that each Group Company will not) be a creditor in respect of any Financial Indebtedness, except for a Permitted Loan.

9.	No Guarantees or indemnities

The Issuer shall not (and the Issuer shall ensure that each Group Company will not) incur or allow to remain outstanding any guarantee in respect of any obligation of any person, except for a Permitted Guarantee.

10.	Dividends and share redemption

The Issuer shall not (and the Issuer shall ensure that each Group Company will not):

(a)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital) and/or any other Equity Interests;

(b)	pay, repay or prepay any principal, interest or other amount on or in respect of, or redeem, purchase or defease any Financial Indebtedness owing to any direct or indirect shareholder of the Issuer or any Affiliate of any such person;

(c)	repay or distribute any dividend or share premium reserve;

(d)	pay any management, advisory or other fee to or to the order of any of the shareholders of the Issuer or any Affiliate of any such person; or

(e)	redeem, purchase, repurchase, defease, retire, reduce or repay any of its share capital (including any preference shares or other Equity Interests) or resolve to do so,

except for a Permitted Distribution.

11.	Financial Indebtedness

The Issuer shall not (and the Issuer shall ensure that each Group Company will not) incur or allow to remain outstanding any Financial Indebtedness, except for Permitted Financial Indebtedness.

12.	Amendments

(a)	The Issuer shall not (and the Issuer shall ensure that each Group Company will not) amend, vary, supplement, supersede, waive or terminate any term of a Transaction Document (other than the Issuer Articles and the Control Documents) or any other document delivered to the Noteholders pursuant to the Subscription Agreement except with the prior written consent of the Majority Noteholders.

(b)	The Issuer shall not amend, vary, supplement, supersede or terminate, or seek waiver in connection with, any Protective Term or agree to do any of the foregoing (“Amendment to Protective Terms”), provided that an Amendment to the Protective Terms shall only be permitted if (a) the prior written consent of the Requisite Percentage Holders in respect of such amendment has been obtained, (b) such amendment is not or could not reasonably be expected to be materially prejudicial to the interests of any Noteholder and (c) none of (i) the Existing Preferred Shareholders, (ii) the directors, officers and employees of such Existing Preferred Shareholders and (iii) the Affiliates of such persons specified in sub-paragraphs (c)(i) and (c)(ii), have received or derived (or will in the future receive or derive) any direct or indirect consideration in cash or any other type of benefit (economic or otherwise) in connection with any consent given by such Existing Preferred Shareholder to any request made by Pledgor 1 and/or any Group Company for an Amendment to the Protective Terms.

13.	Corporate Records and Filings

(a)	The Issuer shall (and the Issuer shall ensure that each Group Company will) maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets national standards of good practice and is reasonably satisfactory to the Majority Noteholders, to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Principles, consistently applied, and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) segregating duties for cash deposits, cash reconciliation, cash payment and proper approval is established, and (v) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

(b)	The Issuer shall (and the Issuer shall ensure that each Group Company and their Affiliates will) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions Laws.

14.	Information Rights

(a)	The Issuer shall (and the Issuer shall ensure that each Group Company will) prepare and submit to the Noteholders the following information as soon as possible and in any event no later than the dates or times set out below:

(i)	a certificate signed by two directors of the Issuer confirming that no Default has occurred since the date of the last such certificate (or, if none, the Issue Date) within 14 days after any such request made by the Majority Noteholders;

(ii)	the details of any Change of Control, Liquidation Event, Redemption Notice, or redemption of any Existing Preference Share, immediately upon becoming aware of any of them;

(iii)	any notice, statement or circular issued to the members or creditors (or any class of them) of the Issuer or any other Group Company generally in their capacity as such, at the same time as they are dispatched;

(iv)	the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending (including any investigation or proposed investigation by any pensions or social insurance regulator (or other equivalent Governmental Authority administering or regulating pensions or social insurance)) against any Group Company which has or could reasonably be expected to have a Material Adverse Effect, promptly upon becoming aware of them; and

(v)	the details of any breach or proposed amendment, waiver or termination of any of the Control Documents or any restructuring of any Group Company or any of its businesses (including (a) any proposed substitute mechanism to achieve the purpose of the consolidation of the financial statements of the Opco into those of the Issuer under the generally accepted accounting principles of the United States of America in the event that the Control Documents have become or will become invalid, illegal or unenforceable and (b) the acquisition or establishment by any Group Company or any of its shareholders and their respective Affiliates of an entity (or any interest therein) that owns, directly or indirectly, the business conducted by the Opco), promptly upon becoming aware of any of the foregoing.

(b)	If, while any Conversion Right is or is capable of being or becoming exercisable, there shall be any adjustment to the Conversion Price, the Issuer shall promptly after the adjustment takes effect, give notice to the Noteholders stating that the Conversion Price has been adjusted and setting out the event giving rise to the adjustment, the Conversion Price in effect before the adjustment, the adjusted Conversion Price and the effective date of the adjustment.

15.	Reservation of Shares and the Notes

(a)	The Issuer will use its best endeavors to (a) at the time of an IPO, to obtain and maintain a listing and admission to trading for all the Shares issued on the exercise of the Conversion Rights (whether prior to or on or after such IPO) on the Relevant Stock Exchange.

(b)	The Issuer shall at all times reserve and keep available for issuance upon the conversion of the Notes, free from any other pre-emptive or other similar rights or Security, such number of its authorized but unissued Shares as will from time to time be sufficient to permit the conversion of all outstanding Notes, and shall take all action to increase the authorized number of Shares if at any time there shall be insufficient authorized but unissued Shares to permit such reservation or to permit the conversion of all outstanding Notes.

(c)	The Issuer shall ensure that all Shares delivered on conversion of the Notes will be duly and validly issued as fully-paid, non-assessable and free from encumbrances.

(d)	The Issuer will not make any offer, issue, grant, or distribute or take any action the effect of which would be to reduce the Conversion Price below the par value of the Shares of the Issuer.

(e)	The Issuer will pay any and all Taxes, including interest and penalties, payable in the Cayman Islands in respect of the creation, issue and offering of the Notes and the execution or delivery of this Certificate.

16.	Closing of Register of Members

Unless so required by Applicable Laws or the articles of association of the Issuer or in order to establish a dividend or other rights attaching to the Shares, the Issuer shall not (a) close its register of members or take any other action which prevents the transfer of its Shares generally and ensure that the Notes may be converted legally and the Shares issued on conversion may (subject to any limitation imposed by law) be transferred (as between transferor and transferee although not as against the Issuer) at all times while the register is closed or such other action is effective, and (b) take any action which prevents the conversion of the Notes or the issue of Shares in respect of them otherwise than in accordance with the Conditions.

17.	New Business Model

(a)	Unless and until an IPO has occurred, the Issuer shall not (and the Issuer shall ensure that each Group Company will not):

(i)	carry out any business relating to or in connection with the New Business Model; and

(ii)	(A) incur or allow to remain outstanding any Financial Indebtedness, (B) be a creditor in respect of any Financial Indebtedness, (C) incur or allow to remain outstanding any guarantee in respect of any obligation of any person and/or (D) create or permit to subsist any Security or Quasi-Security over any of its assets, in each case, for the purpose of carrying out any business relating to or in connection with the New Business Model.

(b)	After the occurrence of an IPO, the Issuer shall not (and the Issuer shall ensure that each Group Company will not) (i) incur or allow to remain outstanding any Financial Indebtedness, (ii) be a creditor in respect of any Financial Indebtedness, (iii) incur or allow to remain outstanding any guarantee in respect of any obligation of any person and/or (iv) create or permit to subsist any Security or Quasi-Security over any of its assets, in each case, for the purpose of carrying out any business relating to or in connection with the New Business Model, except that the Issuer and any other Group Company shall be permitted to carry out any and all such actions after the occurrence of an IPO, in each case, for the purpose of carrying out any business relating to or in connection with the New Business Model if any of the following circumstances apply at all times:

(A)	(1) the Deed of Account Charge has been duly executed between the parties thereto, (2) the Issuer has delivered evidence to the Noteholders that a bank account located outside of the PRC has an amount of Cash equal to the Cash Security Amount deposited in such account over which the Account Security has been created and (3) no Default has occurred and is continuing; or

(B)	(1) the Issuer has delivered evidence to the Noteholders that the Issuer has, and the Issuer shall maintain at all times, a bank account located outside of the PRC that has an amount of Cash no less than the aggregate principal amount then outstanding under the Notes, and (2) no Default has occurred and is continuing.

18.	Principal business

The Issuer shall (and the Issuer shall ensure that each Group Company will) maintain the principal business of the Group to be (a) internet and big data related business and (b) to the extent expressly permitted under these Conditions, relating to or in connection with the New Business Model.

EXHIBIT F

PROVISIONS GOVERNING NOTEHOLDER MEETINGS

1.	Poll

On a poll, each Noteholder, proxy or representative will have a vote in respect of each US$1 in principal amount of Notes held or for which it is a proxy or representative. All votes will be conducted by poll.

2.	Conduct and Quorum

Any meeting of the Noteholders shall (subject to the provisions of this Exhibit F and Condition 13 (Noteholders’ Resolutions, Amendments and Waivers)) be convened, conducted and held in all respects as near as possible in the same way as shall be provided by the memorandum and articles of association for the time being of the Issuer with regard to general meetings of the Issuer, provided that no member of the Issuer not being a director or officer of the Issuer shall be entitled to notice thereof or to attend thereat unless he is also a Noteholder and that the quorum at any such meeting shall be persons holding or representing by proxy or representative more than 50 per cent. of the principal amount of the Notes for the time being outstanding. In the event of any conflict between the memorandum and articles of association of the Issuer for the time being and Condition 13 (Noteholders’ Resolutions, Amendments and Waivers) and this Exhibit F, the Conditions and this Exhibit F shall prevail.

3.	Proxies

(a)	Any Noteholder shall be permitted to appoint a proxy to represent him at any Noteholders’ meeting held in accordance with the Conditions. A proxy need not be a Noteholder and need not be a member of the Issuer. Any Noteholder wishing to appoint a proxy must deliver to the specified office of the Issuer a notice in writing signed by the Noteholder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorized officer of the corporation stating that the Noteholder desires to appoint a proxy to represent the Noteholder at the meeting. The notice shall state the name of the proxy and the notice will only be valid if delivered to the specified office of the Issuer at least 48 hours prior to the time appointed for the commencement of the meeting. A validly appointed proxy shall have the right to vote on a resolution or act on his or its behalf in connection with any meeting or proposed meeting. A holder of a Note which is a corporation may, by delivering to the specified office of the Issuer not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body in English, authorize any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Noteholders.

(b)	A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Noteholders specified in such appointment, to be the holder of the Notes to which such appointment relates and the holder of the Notes shall be deemed for such purposes not to be the holder.

4.	Adjournments

(a)	If within a quarter of an hour after the time appointed for any meeting of Noteholders a quorum as set out in paragraph 2 above is not present, the meeting shall stand adjourned to such day (not being less than 14 or more than 28 days after the date of the meeting from which such adjournment takes place) and time and place as the chairman of the meeting may determine and at the adjourned meeting the Noteholders present (whatever the amount held or represented by them) shall form a quorum. Notice of an adjourned meeting shall be given in like manner as for the original meeting and such notice shall state that the Noteholders present at such meeting whatever their number or the Notes held or represented by them will constitute a quorum for all purposes.

(b)	The chairman of the meeting may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which may not lawfully have been transacted at the meeting from which the adjournment took place.

(c)	The chairman shall be selected by the Issuer, failing which the Majority Noteholders (on behalf of all Noteholders) shall be entitled to elect a chairman (who need not be a Noteholder).

(d)	Noteholders, proxies and representatives shall be entitled to attend and vote at any meeting of Noteholders

(e)	The following persons shall be entitled to attend any meeting of the Noteholders

(i)	representatives of the Issuer; and

(ii)	the Issuer’s legal and financial advisers.

5.	Written Resolutions

A resolution in writing signed by or on behalf of the Majority Noteholders who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as a resolution passed at a meeting of Noteholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Noteholders.

EXHIBIT G

DEFINITIONS

For the purposes of these Conditions:

“30-Day VWAP” means, as of any date, the volume-weighted average price of the common shares of the Issuer from 9:30 a.m. (New York time) on the trading day that is 30 trading days preceding such date to 4:00 p.m. (New York time) on the last trading day immediately preceding such date, as calculated pursuant to the heading “Bloomberg VWAP” on Bloomberg Page HCHC <Equity> VWAP (or any replacement Bloomberg page which displays that rate) or, if such page or service ceases to be available, any other page or service displaying the relevant information as specified by such Noteholder and notified to the Issuer;

“Account Security” means the Security to be granted by the Issuer or any other Group Company incorporated outside of the PRC to the Noteholders (or any other person acting as their agent and/or trustee) with respect to a bank account located outside of the PRC which shall have an amount of Cash deposited in such account equal to the Cash Security Amount;

“Accounting Principles” means the generally accepted accounting principles of the jurisdiction of incorporation or establishment of any relevant Group Company or IFRS (or any other standard agreed by the Majority Noteholders and the Issuer);

“Additional Shares” has the meaning given to such term in paragraph (b)(ii) of Condition 6.2 (Conversion Procedure);

“Additional Tax Amounts” has the meaning given to such term in Condition 9 (Taxation, Set-Off and Counterclaim);

“Affiliate” means:

(a)	with respect to any person other than a natural person, any other person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person, including without limitation any investment funds managed by such person, provided that the Affiliates of a Noteholder shall not include the Issuer and its Affiliates. For the avoidance of doubt, in the case of the Investor, the term “Affiliate” also includes any fund or limited partnership whose general partner, manager or advisor is The Goldman Sachs Group, Inc. or any of its Subsidiaries; and

(b)	with respect to any natural person:

(i)	any other person that directly or indirectly through one or more intermediaries is controlled by such natural person;

(ii)	any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, step-sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, cousin-in-law, uncle, aunt, nephew, niece of that natural person or their spouse, including adoptive relationships; or

(iii)	the trustees, acting in their capacity as such trustees, of any trust of which that natural person or any natural person within paragraph (b)(ii) of this definition is a beneficiary or, in the case of a discretionary trust, is a discretionary object;

“Amendment to Protective Terms” has the meaning given to such term in sub-paragraph (b) of paragraph 12 (Amendments) of Exhibit E (Undertakings);

“Anti-Corruption Laws” means any applicable anti-bribery or anti-corruption law of any jurisdiction in which the Issuer or any other Group Company conducts business, including but not limited to the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act, 2010, as amended, the Criminal Law of China, the PRC Anti-Unfair Competition Law, and the Provisional Regulations on Anti-Commercial Bribery;

“Anti-Money Laundering Laws” means all applicable anti-money laundering laws of all jurisdictions in which the Issuer or any other Group Company conducts its business, the rules and regulations thereunder, including all anti-money laundering laws of the PRC, the United States and the United Kingdom;

“Applicable Law” or “Applicable Laws” means, with respect to any person, any Laws that are applicable to and binding on such person or the person in control of such person;

“Arbitration Board” has the meaning given to such term in Condition 19.2 (Arbitration);

“Authorization” means an authorization, permit, consent, approval, resolution, license, exemption, filing, notarization, variance, lodgment or registration;

“Authorized Denomination” has the meaning given to such term in Condition 2.1 (Form);

“Borrowings” means any Financial Indebtedness incurred by the Issuer or any other Group Company but excluding any Financial Indebtedness constituting Trade Instruments and ordinary course of trade working capital payments to be made by the Issuer or any other Group Company;

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business in (a) the city in which the specified office of the Registrar is located, (b) the city in which the specified office of the Issuer is located, (c) Hong Kong, (d) Singapore, (e) Beijing and (f) (in relation to any date for payment or purchase of a currency) the principal financial centre of the country of that currency;

“Cash” means, at any time (without double counting), cash at bank or in hand or any credit balance on an account to which a Group Company is beneficially entitled and for so long as (a) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group Company or of any other person whatsoever; (b) there is no Security over that cash other than any Security granted in favor of the Noteholders, and (c) the cash is capable of being applied in repayment or prepayment of the Notes without any condition;

“Cash Security Amount” means:

(a)	if the Deed of Account Charge is entered into by the parties thereto after the occurrence of an IPO, an amount equal to the aggregate principal amount then outstanding under the Notes; and

(b)	in any other case, an amount equal to the aggregate of (i) the aggregate principal amount then outstanding under the Notes and (ii) an amount that would represent a total internal rate of return of eight per cent. per annum calculated from (and including) the Issue Date to (and including) the QIPO Date;

“Certificate” has the meaning given to such term in Condition 2.1 (Form);

“Change of Control” means Pledgor 1, Pledgor 2, Pledgor 3 and Mr Chen collectively ceasing to control each Group Company;

“Closed Period” has the meaning given to such term in Condition 3.5 (Closed Periods);

“Closing Price” for the Shares on any Trading Day shall be the last reported sale price of the Shares as published on the Relevant Stock Exchange for such Trading Day;

“Conditions” has the meaning given to such term in Condition 2.2 (Title);

“Control Document” means (a) the Service Agreement, (b) any Equity Pledge Agreement, (c) any Option Agreement, (d) any Power of Attorney or (e) any other document designated as a “Control Document” by the Majority Noteholders and the Issuer;

“Conversion Date” has the meaning given to such term in (a)(iv) of Condition 6.2 (Conversion Procedure);

“Conversion Notice” has the meaning given to such term in paragraph (a)(i) of Condition 6.2 (Conversion Procedure);

“Conversion Period” has the meaning given to such term in paragraph (a)(ii) of Condition 6.1 (Conversion Right);

“Conversion Price” has the meaning given to such term in paragraph (c) of Condition 6.1 (Conversion Right);

“Conversion Right” has the meaning given to such term in paragraph (a)(i) of Condition 6.1 (Conversion Right);

“CP After ESOP” has the meaning given to such term in paragraph (d) of Condition 6.3 (Adjustments to Conversion Price);

“Deed of Account Charge” means the deed of account charge constituting the Account Security entered into by the Issuer or any other Group Company incorporated outside of the PRC in favor of the Noteholders (or any other person acting as their agent and/or trustee), and which shall be in form and substance satisfactory to the Majority Noteholders (acting reasonably);

“Default” means an Event of Default or an event or circumstance specified in Condition 11 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Transaction Documents, issue of a certificate or any combination of the foregoing) be an Event of Default;

“Default Redemption Notice” has the meaning given to such term in paragraph (a) of Condition 11 (Events of Default);

“Dispute” has the meaning given to such term in Condition 19.2 (Arbitration).

“Equity Interest” means, in relation to any person:

(a)	any shares of any class or capital stock of or equity interest (including any membership interest, partnership interest, registered capital, joint venture or other ownership interest) in such person or any depositary receipt in respect of any such shares, capital stock or equity interest;

(b)	any securities that are directly or indirectly convertible into, or exercisable or exchangeable for (whether at the option of the holder thereof or otherwise and whether such conversion is conditional or otherwise) into any such shares, capital stock or equity interest (including any membership interest, partnership interest, registered capital, joint venture or other ownership interest) (whether or not such derivative securities are issued by such person) or any depositary receipt in respect of any such securities; or

(c)	any option, warrant or other right to acquire any such shares, capital stock, equity interest securities (including any membership interest, partnership interest, registered capital, joint venture or other ownership interest) (whether or not such derivative securities are issued by such person) or depositary receipts referred to in paragraphs (a) and/or (b) above;

“Equity Pledge Agreement” means the Equity Pledge Agreement 1, the Equity Pledge Agreement 2 or the Equity Pledge Agreement 3;

“Equity Pledge Agreement 1” means the equity interest pledge agreement dated August 5, 2014 entered into between Pledgor 1, Opco and the WFOE;

“Equity Pledge Agreement 2” means the equity interest pledge agreement dated August 5, 2014 entered into between Pledgor 2, Opco and the WFOE;

“Equity Pledge Agreement 3” means the equity interest pledge agreement dated August 5, 2014 entered into between Pledgor 3, Opco and the WFOE;

“ESOP” means any share option plan or other equity based incentive plan;

“Event of Default” has the meaning given to such term in paragraph (a) of Condition 11 (Events of Default);

“Existing Preference Share” means any Series A Share, any Series B Share, any Series C Share or any Series D Share;

“Existing Preference Share Document” means (a) the Existing Shareholders Agreement, (b) the Issuer Articles, (c) the Series A Share Purchase Agreement, (d) the Series B Share Purchase Agreement, (e) the Series C Purchase Agreement, (f) the Series D Purchase Agreement or (g) any document or instrument entered into pursuant to or in connection with the subscription of the Existing Preference Shares;

“Existing Preferred Shareholder” means any holder of any Existing Preference Share;

“Existing Shareholders Agreement” means the fourth amended and restated shareholders’ agreement dated May 10, 2017 entered into between Aurora Mobile Limited, the Investors, the Founder Parties, the Major Subsidiaries, the Angel Investor and HAKIM (each as defined therein), as may be amended and/or restated from time to time;

“Finance Document” means (a) any Note, (b) the Conditions, (c) the Deed of Account Charge or (d) any other document designated as a “Finance Document” by the Majority Noteholders and the Issuer;

“Finance Leases” means any lease or hire purchase contract, a liability under which would, in accordance with the Accounting Principles, be treated as a balance sheet liability or finance or capital lease;

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialized equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) or are otherwise classified as borrowings under the Accounting Principles (including for the avoidance of doubt, any issuance of preference shares);

(i)	any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above;

“Future Subscription” has the meaning given to such term in paragraph (b)(iv) of Condition 6.3 (Adjustments to Conversion Price);

“Governmental Authority” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute) of any jurisdiction, or any political subdivision thereof, whether provincial, state or local, and any department, ministry, agency, instrumentality, authority, body, court, central bank or other entity lawfully exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government;

“Group” means the Issuer, UA Mobile, KK Mobile, the WFOE, Opco and their respective Subsidiaries from time to time (each a “Group Company”);

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“HKIAC” means the Hong Kong International Arbitration Centre;

“HKIAC Arbitration Rules” has the meaning given to such term in Condition 19.2 (Arbitration);

“IFRS” means the international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements;

“Investor” means (a) Mercer Investments (Singapore) Pte. Ltd., a company incorporated and existing under the laws of Singapore with its registered office at 1 Raffles Link, #07-01, One Raffles Link, Singapore 039393 or (b) MANDRA IBASE LIMITED, a limited liability company incorporated and existing under the laws of British Virgin Islands with its registered office at 3rd Floor, J & C Building, P.O. Box 933, Road Town, Tortola, BVI, VG1110;

“Investors’ Rights Agreement” means the investors’ rights agreement dated April 17, 2018 entered into between the Issuer and the Investors, as may be amended or restated from time to time;

“IPO” means an underwritten registered public offering by the Issuer of common shares in the Issuer on any stock exchange;

“Issue Date” has the meaning given to such term in the preamble to the Conditions;

“Issue Price” has the meaning given to such term in paragraph (b)(i) of Condition 6.3 (Adjustments to Conversion Price);

“Issuer” means Aurora Mobile Limited, a company duly incorporated and validly existing under the laws of the Cayman Islands with company number 286958, whose registered office is at Harneys Fiduciary (Cayman) Limited, P. O. Box 10240, 4th Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1002, Cayman Islands;

“Issuer Articles” means the fifth amended and restated memorandum and articles of association of the Issuer adopted by a special resolution on May 10, 2017, as amended from time to time to the extent permitted by the Conditions;

“Key Protective Term” means any of the following provisions (a) sections 2.6 (insofar as this relates to paragraph 16 of Exhibit C of the Existing Shareholders Agreement), 6.2, 6.3 and 8.6 of, and paragraphs 16 and 19 (insofar as this relates to paragraph 16 of Exhibit C of the Existing Shareholders Agreement) of Exhibit C to, the Existing Shareholders Agreement, (b) the preamble to paragraph 5.3 (Protective Provisions) and sub-paragraphs (p) and (s) (insofar as this relates to sub-paragraph (p) of paragraph 5.3 (Protective Provisions) of Schedule A to the Issuer Articles) of paragraph 5.3 (Protective Provisions) of Schedule A to the Issuer Articles, and (c) the corresponding definitions of any of the foregoing;

“KK Mobile” means KK Mobile Investment Limited, a company duly organized and validly existing under the laws of Hong Kong with company number 1759301, whose registered office is at Room D, 10/F., Tower A, Billion Centre, 1 Wang Kwong Road, Kowloon Bay, Kowloon, Hong Kong;

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, directive, treaty, decree, order, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority;

“Liquidation Event” has the meaning given to such term in the Issuer Articles;

“Majority Noteholders” means, at any time, any one or more holders holding Notes or being proxies or representatives in respect of Notes and representing, in the aggregate, more than 50 per cent. of the aggregate principal amount of all Notes then outstanding;

“Material Adverse Effect” means any condition, circumstance, change or effect that has or could reasonably be expected to have a material adverse effect or change on (a) the business, operations, assets, property, condition (financial or otherwise) or prospects of any Group Company; (b) the ability of any Group Company or Third Party Obligor to perform its obligations under the Transaction Documents; or (c) the legality, validity or enforceability of, or the effectiveness of, any Transaction Document or the rights or remedies of any Noteholder or an Investor under any of the Transaction Documents;

“Maturity Date” means the date falling three years after the Issue Date;

“Misrepresentation” has the meaning given to such term in paragraph (iv) of Condition 11 (Events of Default);

“Mr Chen” means Chen Fei (陈菲), a Hong Kong resident who holds Hong Kong identification number #######(#) with the mailing address at Room 501, Block 7, Zhiheng Strategic Hi-tech Industrial Park, Guankou 2nd Road Nanshan District, Shenzhen（深圳市南山区南头关口二路智恒战略性新兴产业园7栋501）;

“New Business Model” means the implementation of a lending and/or guarantee business by Opco (as lender or guarantor as the case may be);

“No QIPO Event” means the occurrence of the earlier of any of the following events: (a) a Non-QIPO and (b) the QIPO has not been completed by (and including) the QIPO Date;

“No Share Delivery Event” means the failure by the Issuer to deliver and register title to any Shares as and when such Shares are required to be delivered and registered following conversion of any Note;

“No Share Delivery FMV” means:

(a)	prior to an IPO, the value of such Shares which were required to be delivered and registered following conversion of any Note as set out in a fair value opinion issued by a global investment bank jointly appointed by the Issuer and such Noteholder or, failing such joint appointment within five Business Days upon request by such Noteholder, a “Big 4” accounting firm appointed by such Noteholder; and

(b)	in any other case, an amount equal to the product of (i) the number of Shares which were required to be delivered and registered following conversion of any Note and (ii) the 30-Day VWAP of the shares of the Issuer which have been listed on the Relevant Stock Exchange;

“Non-QIPO” means the occurrence of an IPO that does not constitute a QIPO;

“Noteholder” or “holder” has the meaning given to such term in Condition 2.2 (Title);

“Notes” has the meaning given to such term in the preamble to the Conditions;

“Opco” means Shenzhen Hexun Huagu Information Technology Co. Ltd. (深圳市和讯华谷信息技术有限公司), a company duly organized and validly existing under the laws of the PRC whose registered office is at Room 501, Block 7, Zhiheng, Strategic Hi-tech Industrial Park, Guankou 2nd Road, Nanshan District, Shenzhen;

“Option Agreement” means the Option Agreement 1, the Option Agreement 2 or the Option Agreement 3;

“Option Agreement 1” means the exclusive option agreement dated August 5, 2014 entered into between Pledgor 1, Opco and the WFOE;

“Option Agreement 2” means the exclusive option agreement dated August 5, 2014 entered into between Pledgor 2, Opco and the WFOE;

“Option Agreement 3” means the exclusive option agreement dated August 5, 2014 entered into between Pledgor 3, Opco and the WFOE;

“Party” has the meaning given to such term in Condition 19.2 (Arbitration);

“Permitted Distribution” means:

(a)	the redemption, repurchase, defease, retire, reduction or repayment of any share capital of the Issuer to the extent that it is permitted under clause 2.4 of the Subscription Agreement;

(b)	the repurchase of any share capital of the Issuer after an IPO, provided that (i) no Default has occurred and is continuing, and (ii) the Issuer certifies to the Noteholders in writing prior to any such action (together with evidence reasonably satisfactory to the Majority Noteholders) that the Group would have Cash equal to at least US$100,000,000 (or its equivalent in any other currency) immediately after any such repurchase;

(c)	the payment of a dividend by the Issuer to any of its shareholders provided that the Noteholders are paid in cash, based on their respective pro rata ownership interest in the Issuer (on an as converted basis and as if such Noteholder were a shareholder of record on the record date) immediately prior to such dividend payment, at the same time as the Issuer makes payment of such dividend, and further provided that any such amount shall be paid by transfer to a US dollar account maintained and nominated by the relevant Noteholder;

(d)	the payment of a dividend to the Issuer or any of its wholly-owned Subsidiaries; and

(e)	any distribution to which the Majority Noteholders have given their prior written consent,

provided that any such action (i) is not otherwise prohibited or limited by the Existing Preference Share Documents or the Issuer Articles and (ii) if such action is so prohibited or limited under the Existing Preference Share Documents or the Issuer Articles, is otherwise permitted and approved by the relevant persons in the Existing Preference Share Documents or the Issuer Articles, as applicable;

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	arising under any of the Transaction Documents;

(b)	arising under a Permitted Loan or a Permitted Guarantee;

(c)	incurred by the Issuer or any other Group Company from any person by way of a Finance Lease in one or a series of transactions for the purpose of purchasing machine equipment which is to be used solely for the business of the Group, the aggregate finance lease liability (determined in accordance with the Accounting Principles) of all such Finance Leases shall not exceed US$10,000,000 (or its equivalent in any other currency) at any time, provided that with respect to any such Financial Indebtedness (i) no Security or Quasi-Security shall be given or granted by any Group Company other than to the lessor of such Finance Lease, (ii) no indemnity exceeding an amount equal to the sum of (A) the aggregate finance lease liability (determined in accordance with the Accounting Principles) permitted under this paragraph and (B) the interest incurred in relation to such indebtedness permitted under this paragraph, guarantee or other assurance against loss shall be granted by any Group Company for such Financial Indebtedness other than to the lessor of such Finance Lease, and (iii) no Default has occurred and is continuing;

(d)	incurred by the Issuer or any other Group Company from any person in one or a series of transactions, the aggregate outstanding principal amount of all such Financial Indebtedness shall not exceed RMB50,000,000 (or its equivalent in any other currency) at any time, provided that with respect to any such Financial Indebtedness (i) no Security or Quasi-Security shall be given or granted by any Group Company, (ii) no indemnity exceeding an amount equal to the sum of (A) the aggregate principal liability permitted under this paragraph and (B) the interest incurred in relation to such indebtedness permitted under this paragraph, guarantee or other assurance against loss shall be granted by any Group Company for such Financial Indebtedness, and (iii) no Default has occurred and is continuing;

(e)	to the extent that the Issuer or any other Group Company is permitted to implement the New Business Model pursuant to sub-paragraph (b) of paragraph 17 (New Business Model) of Exhibit E (Undertakings), arising in connection with the New Business Model; and

(f)	to which the Majority Noteholders have given their prior written consent,

provided that any such action (i) is not otherwise prohibited or limited by the Existing Preference Share Documents or the Issuer Articles and (ii) if such action is so prohibited or limited under the Existing Preference Share Documents or the Issuer Articles, is otherwise permitted and approved by the relevant persons in the Existing Preference Share Documents or the Issuer Articles, as applicable;

“Permitted Guarantee” means:

(a)	any guarantee arising under the Transaction Documents;

(b)	any guarantee expressly permitted under paragraph (c) of the definition of “Permitted Financial Indebtedness”;

(c)	to the extent that the Issuer or any other Group Company is permitted to implement the New Business Model pursuant to sub-paragraph (b) of paragraph 17 (New Business Model) of Exhibit E (Undertakings), any guarantee arising in connection with the New Business Model; and

(d)	any guarantee to which the Majority Noteholders have given their prior written consent,

provided that any such action (i) is not otherwise prohibited or limited by the Existing Preference Share Documents or the Issuer Articles and (ii) if such action is so prohibited or limited under the Existing Preference Share Documents or the Issuer Articles, is otherwise permitted and approved by the relevant persons in the Existing Preference Share Documents or the Issuer Articles, as applicable;

“Permitted Loan” means:

(a)	any loan made by the Issuer or any other Group Company to another Group Company, provided that any loan from a Group Company to the Issuer has to be subordinated to the Noteholders;

(b)	any loan made to implement a Permitted Distribution;

(c)	any loan made to an employee of the Issuer or any other Group Company, provided that the aggregate principal amount of all such loans shall not exceed US$1,000,000 (or its equivalent in any other currency);

(d)	to the extent that the Issuer or any other Group Company is permitted to implement the New Business Model pursuant to sub-paragraph (b) of paragraph 17 (New Business Model) of Exhibit E (Undertakings), any loan arising in connection with the New Business Model; and

(e)	a loan to which the Majority Noteholders have given their prior written consent,

provided that any such action (i) is not otherwise prohibited or limited by the Existing Preference Share Documents or the Issuer Articles and (ii) if such action is so prohibited or limited under the Existing Preference Share Documents or the Issuer Articles, is otherwise permitted and approved by the relevant persons in the Existing Preference Share Documents or the Issuer Articles, as applicable;

“Permitted Security” means:

(a)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any Group Company;

(b)	any netting or set-off arrangement entered into by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of another Group Company but only so long as (i) no credit balances of a Group Company incorporated outside the PRC shall be netted or set off against debit balances of another Group Company incorporated in the PRC, (ii) such arrangement does not give rise to other Security over the assets of a Group Company incorporated outside the PRC being given or granted in support of liabilities of another Group Company incorporated in the PRC and (iii) no netting or set-off arrangement shall be entered between Opco and the other Group Companies;

(c)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Company in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Group Company;

(d)	any Security or Quasi-Security constituted pursuant to or arising under or in connection with any Transaction Document;

(e)	any Security or Quasi-Security expressly permitted under paragraph (c) of the definition of “Permitted Financial Indebtedness”;

(f)	to the extent that the Issuer or any other Group Company is permitted to implement the New Business Model pursuant to sub-paragraph (b) of paragraph 17 (New Business Model) of Exhibit E (Undertakings), any Security or Quasi-Security arising in connection with the New Business Model; and

(g)	any Security to which the Majority Noteholders have given their prior written consent,

provided that any such action (i) is not otherwise prohibited or limited by the Existing Preference Share Documents or the Issuer Articles and (ii) if such action is so prohibited or limited under the Existing Preference Share Documents or the Issuer Articles, is otherwise permitted and approved by the relevant persons in the Existing Preference Share Documents or the Issuer Articles, as applicable;

“Pledgor” means Pledgor 1, Pledgor 2 or Pledgor 3;

“Pledgor 1” means Luo Weidong (罗伟东), a PRC national who resides at No. 10, Fu Qian Heng Jie, Ye Tang She Qu Ju Wei Hui, Ye Tang Town, Xing Ning, Guangdong, China and holds PRC resident identification number ##################;

“Pledgor 2” means Wang Xiaodao (王小导), a PRC national who resides at Room 30C, Ming Yue Garden, Yi Tian Road, Fu Tian District, Shenzhen, Guangdong, China and holds PRC resident identification number ##################;

“Pledgor 3” means Fang Jiawen (方家文), a PRC national who resides at No. 1, Ke Fa Road, Ke Ji Yuan, Nanshan District, Shenzhen, Guangdong, China and holds PRC resident identification number ##################;

“Power of Attorney” means the Power of Attorney 1, the Power of Attorney 2 or the Power of Attorney 3;

“Power of Attorney 1” means the power of attorney dated August 5, 2014 entered into by Pledgor 1 in favor of the WFOE, and acknowledged by the WFOE and Opco;

“Power of Attorney 2” means the power of attorney dated August 5, 2014 entered into by Pledgor 2 in favor of the WFOE, and acknowledged by the WFOE and Opco;

“Power of Attorney 3” means the power of attorney dated August 5, 2014 entered into by Pledgor 3 in favor of the WFOE, and acknowledged by the WFOE and Opco;

“Protective Term” means any of the following provisions (a) sections 2.1, 2.6, 5, 6.1, 6.2, 6.3 and 8.6 of, and Exhibits C and E to, the Existing Shareholders Agreement, (b) articles 18, 69, 90 and 118 of, and Schedule A to, the Issuer Articles, and (c) the corresponding definitions of any of the foregoing;

“Put Date” means the date specified in the Put Notice as the date fixed for redemption of the relevant Notes upon the occurrence of the No QIPO Event, but which shall fall no earlier than the date falling seven days after the date of the Put Notice;

“Put Notice” has the meaning given to such term in paragraph (b) of Condition 8.2 (Redemption for No QIPO at the Option of Noteholders);

“PRC” means the People’s Republic of China (but excluding Hong Kong, Macau and Taiwan);

“QIPO” means an IPO on a Relevant Stock Exchange with a minimum pre-offering valuation of the Issuer of at least US$1,000,000,000;

“QIPO Date” means the date falling on (and including) two years after the Issue Date;

“Qualifying Affiliate” means an Affiliate of the converting Noteholder, provided that (a) such Affiliate shall have agreed in writing to be bound by the terms of the Investors’ Rights Agreement by executing the Deed of Adherence in the form of Schedule 2 attached thereto, and (b) such issue of Shares is in compliance with all applicable laws, provided further if such Affiliate ceases to be an Affiliate of such Noteholder, the Shares shall be immediately transferred back to such Noteholder or another person who qualifies as an Affiliate of such Noteholder;

“Quasi-Security” means an arrangement or transaction described in sub-paragraph (b) of paragraph 7 (Negative pledge) of Exhibit E (Undertakings);

“Recovered Amount” has the meaning given to that term in Condition 17.1 (Payments to Finance Parties);

“Recovering Noteholder” has the meaning given to that term in Condition 17.1 (Payments to Finance Parties);

“Redemption Notice” has the meaning given to such term in the Issuer Articles;

“Redistributed Amount” has the meaning given to that term in Condition 17.4 (Reversal of redistribution);

“Register” has the meaning given to such term in Condition 2.1 (Form);

“Registered Account” means, with respect to a Noteholder, the bank account of that Noteholder, details of which appear on the Register at the close of business on the second Business Day before the due date for payment, as may be updated and changed from time to time;

“Registrar” has the meaning given to such term in Condition 3.1 (Register);

“Registration Date” has the meaning given to such term in paragraph (b)(iii) of Condition 6.2 (Conversion Procedure);

“Relevant Jurisdiction” means, in relation to any person:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to any Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the security documents entered into by it;

“Relevant Stock Exchange” means, at any time, in respect of the share capital of the Issuer, NASDAQ, New York Stock Exchange or any other internationally recognized stock exchange as agreed in writing by the Majority Noteholders;

“Retroactive Adjustment” has the meaning given to such term in paragraph (b)(ii) of Condition 6.2 (Conversion Procedure);

“Sanctions Laws” means all economic or financial sanctions Laws, measures or embargoes administered or enforced by the United States (including all sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, and its “Specially Designated Nationals and Blocked Persons” lists), China, Hong Kong, the European Union (including under Council Regulation (EC) No. 194/2008), the United Nations, the United Kingdom or any other relevant sanctions Governmental Authority;

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

“Series A Share” means any series A preferred share of par value US$0.0001 each of the Issuer, with the rights and privileges as set forth in the Issuer Articles;

“Series A Share Purchase Agreement” has the meaning given to such term in the Issuer Articles;

“Series B Share” means any series B preferred share of par value US$0.0001 each of the Issuer, with the rights and privileges as set forth in the Issuer Articles;

“Series B Share Purchase Agreement” has the meaning given to such term in the Issuer Articles;

“Series C Share” means any series C preferred share of par value US$0.0001 each of the Issuer, with the rights and privileges as set forth in the Issuer Articles;

“Series C Share Purchase Agreement” has the meaning given to such term in the Issuer Articles;

“Series D Share” means any series D preferred share of par value US$0.0001 each of the Issuer, with the rights and privileges as set forth in the Issuer Articles;

“Series D Share Purchase Agreement” has the meaning given to such term in the Issuer Articles;

“Service Agreement” means the exclusive business cooperation agreement dated August 5, 2014 entered into between Opco and the WFOE;

“Shares” has the meaning given to such term in paragraph (d) of Condition 6.1 (Conversion Right);

“Shareholder” means a person whose name is entered as a holder of one or more Shares in the register of members of the Issuer;

“Sharing Noteholder” has the meaning given to that term in Condition 17.2 (Redistribution of payments);

“Sharing Payment” has the meaning given to that term in Condition 17.1 (Payments to Finance Parties);

“Spot Rate of Exchange” means the spot rate of exchange as quoted by any leading bank, as reasonably obtained by the Issuer (and failing which the Majority Noteholders), for the purchase of the relevant currency with US dollars in the Hong Kong foreign exchange market at or around 11:00 a.m. (Hong Kong time) on the Business Day immediately prior to the relevant time for determination;

“Subscription Agreement” means the subscription agreement dated April 11, 2018 entered into between the Issuer and the Noteholders, as may be amended and/or restated from time to time;

“Subsidiary” means in relation to any company, corporation or entity, a company, corporation or entity:

(a)	which is controlled, directly or indirectly, by the first mentioned company, corporation or entity;

(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company, corporation or entity; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company, corporation or entity;

“Tax” means any and all applicable tax or taxes (including, but not limited to, any value added tax, sales tax, land use tax, deed tax, real estate tax, capital tax, individual income tax, enterprise income tax, or business tax, stamp or other duty (including any registration and transfer duties), levy, impost, charge, fee, deduction, penalty or withholding imposed, levied, collected or assessed) and includes any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same;

“Third Party Obligor” means any person that is a party to a Transaction Document (other than the Issuer, any other Group Company and the Noteholders), including for the avoidance of doubt the Pledgors;

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of the Issuer or any other Group Company arising in the ordinary course of trading of the Issuer or any other Group Company;

“Transaction” has the meaning given to such term in paragraph (b)(iii) of Condition 6.3 (Adjustments to Conversion Price);

“Transaction Document” means (a) the Subscription Agreement, (b) any document or instrument entered into pursuant to or in connection with the Subscription Agreement, (c) any Finance Document, (d) the Investors’ Rights Agreement, (e) the Issuer Articles, (f) any Control Document or (g) any other document designated as a “Transaction Document” by the Majority Noteholders and the Issuer;

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price;

“UA Mobile” means UA Mobile Limited, a company duly incorporated and validly existing under the laws of the British Virgin Islands with company number 1714899, whose registered office is at Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands; and

“WFOE” means JPush Information Consultation (Shenzhen) Co. Ltd. (吉浦斯信息咨询 (深圳)有限公司), a company duly organized and validly existing under the laws of the PRC whose registered office is at Room 503, Block 7, Zhiheng, Strategic Hi-tech Industrial Park, Guankou 2nd Road, Nanshan District, Shenzhen.